2/17/95
















                     SOUTHWESTERN PUBLIC SERVICE COMPANY
                           EMPLOYEE INVESTMENT PLAN


                        EFFECTIVE AS OF MARCH 1, 1995
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                              TABLE OF CONTENTS

                                                                          Page


ARTICLE I      PURPOSE AND ESTABLISHMENT OF THE PLAN  . . . . . . . . . .    1
               1.01 Establishment of the Plan . . . . . . . . . . . . . .    1
               1.02 Purpose . . . . . . . . . . . . . . . . . . . . . . .    2
               1.03 Trust Agreement . . . . . . . . . . . . . . . . . . .    2

ARTICLE II     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE III    REQUIREMENTS FOR ELIGIBILITY AND
               PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . .   15
               3.01 Service . . . . . . . . . . . . . . . . . . . . . . .   15
               3.02 Employment with a Predecessor Employer  . . . . . . .   15
               3.03 Eligibility Year of Service . . . . . . . . . . . . .   16
               3.04 Reemployment of Participants  . . . . . . . . . . . .   16
               3.05 Change in Status of Eligible Employee . . . . . . . .   16
               3.06 Participation in the Plan . . . . . . . . . . . . . .   16

ARTICLE IV     CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .   17
               4.01 Company Contributions . . . . . . . . . . . . . . . .   17
               4.02 Elective Contributions  . . . . . . . . . . . . . . .   17
               4.03      Limitations on Elective Contributions  . . . . .   18
               4.04      Company Matching Contributions . . . . . . . . .   25
               4.05 Date of Payment and Allocation of Company
                    Contributions, Company Matching Contributions
                    and Elective Contributions  . . . . . . . . . . . . .   26
               4.06 Limitation on Company Matching Contributions  . . . .   26
               4.07 Rollovers . . . . . . . . . . . . . . . . . . . . . .   30
               4.08 In-Service Withdrawals  . . . . . . . . . . . . . . .   32

ARTICLE V ALLOCATION TO PARTICIPANTS' ACCOUNTS  . . . . . . . . . . . . .   34
               5.01 Method of Allocating Company Matching
                    Contributions . . . . . . . . . . . . . . . . . . . .   34
               5.02 Allocation to a Participant Transferred to an
                    Affiliated Company Which Has Not Adopted
                    the Plan  . . . . . . . . . . . . . . . . . . . . . .   35
               5.03 Method of Allocating Company Contributions  . . . . .   35
               5.04 Limitation on Annual Additions  . . . . . . . . . . .   36
               5.05 Limitations on Annual Additions for Employers
                    or Affiliated Companies Maintaining Other
                    Defined Contribution Plans  . . . . . . . . . . . . .   38









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               5.06 Limitations on Annual Additions for Employers
                    or Affiliated Companies Maintaining Defined
                    Benefit Plans . . . . . . . . . . . . . . . . . . . .   38
               5.07 Definitions for Purposes of Determining the Annual
                    Addition Limitations  . . . . . . . . . . . . . . . .   39
               5.08 Cessation of Eligible Employee Status . . . . . . . .   40

ARTICLE VI     ACCOUNTS AND VALUATION OF TRUST FUND . . . . . . . . . . .   40
               6.01 Participant's Accounts  . . . . . . . . . . . . . . .   40
               6.02 Accounts of Participants Transferred to an
                    Affiliated Company Which Has Not Adopted
                    the Plan  . . . . . . . . . . . . . . . . . . . . . .   41
               6.03 Valuation of the Trust Fund and
                    Account Statements  . . . . . . . . . . . . . . . . .   41
               6.04 Periodic Determination of Participant's Accounts  . .   42
               6.05 Correction of Participants' Accounts  . . . . . . . .   45

ARTICLE VII    RETIREMENT BENEFITS  . . . . . . . . . . . . . . . . . . .   45

ARTICLE VIII   DISABILITY BENEFITS  . . . . . . . . . . . . . . . . . . .   45
               8.01 Disability Retirement Benefits  . . . . . . . . . . .   45
               8.02 Determination of Disability . . . . . . . . . . . . .   46

ARTICLE IX     DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . .   46
               9.01 Death Benefits  . . . . . . . . . . . . . . . . . . .   46
               9.02 Designation of Beneficiaries  . . . . . . . . . . . .   47

ARTICLE X      EMPLOYMENT TERMINATION BENEFITS  . . . . . . . . . . . . .   48

ARTICLE XI     PAYMENT OF BENEFITS  . . . . . . . . . . . . . . . . . . .   49
               11.01     Time and Method for Distribution of Benefits . .   49
               11.02     Limitations on Timing  . . . . . . . . . . . . .   50
               11.03     Payments on Personal Receipt Except in Case
                    of Minors or Persons Under a Legal Disability . . . .   51
               11.04     Distribution Limitations Applicable to
                    Elective Contributions  . . . . . . . . . . . . . . .   51
               11.05     Distribution Limitations Applicable to ESOP
                    Accounts  . . . . . . . . . . . . . . . . . . . . . .   52
               11.06     Direct Rollovers to Eligible Retirement Plans  .   52

ARTICLE XII    MISCELLANEOUS PROVISIONS RESPECTING
               PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . .   53
               12.01     Participants to Furnish Required Information . .   53
               12.02     Participants' Rights in Trust Fund . . . . . . .   54









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               12.03     Inalienability of Benefits . . . . . . . . . . .   54
               12.04     Conditions of Employment Not Affected by Plan  .   56
               12.05     Address for Mailing of Benefits  . . . . . . . .   56
               12.06     Unclaimed Account Procedure  . . . . . . . . . .   56

ARTICLE XIII   ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . .   58
               13.01     Appointment of Committee . . . . . . . . . . . .   58
               13.02     Compensated Expenses of the Committee  . . . . .   58
               13.03     Secretary and Agents of the Committee  . . . . .   58
               13.04     Actions of Committee . . . . . . . . . . . . . .   58
               13.05     Authority of Committee . . . . . . . . . . . . .   59
               13.06     General Administrative Powers  . . . . . . . . .   60
               13.07     Plan Administrator . . . . . . . . . . . . . . .   60
               13.08     Duties of Administrative Personnel . . . . . . .   60
               13.09     Designation of Named Fiduciaries and Allocation
                    of Responsibility . . . . . . . . . . . . . . . . . .   61
               13.10     Action by Fiduciaries  . . . . . . . . . . . . .   61
               13.11     Appointment of Professional Assistants and the
                    Investment Manager  . . . . . . . . . . . . . . . . .   62
               13.12     Bond . . . . . . . . . . . . . . . . . . . . . .   62
               13.13     Indemnity  . . . . . . . . . . . . . . . . . . .   62
               13.14     Payment of Expenses  . . . . . . . . . . . . . .   63

ARTICLE XIV    INVESTMENT IN TRUST FUND . . . . . . . . . . . . . . . . .   64
               14.01     Investment in Company Stock Fund . . . . . . . .   64
               14.02     Participant Investment Direction . . . . . . . .   65
               14.03     Diversification of Participant's Accounts  . . .   66
               14.04     Funding Policy . . . . . . . . . . . . . . . . .   67
               14.05     Reservation of Cash  . . . . . . . . . . . . . .   67
               14.06     Voting of Company Stock; Tender Offers . . . . .   67

ARTICLE XV     PARTICIPATION BY EMPLOYERS . . . . . . . . . . . . . . . .   70
               15.01     Adoption of Plan by Affiliated Company . . . . .   70
               15.02     Rights and Obligations of the Sponsoring
                    Company and the Employers . . . . . . . . . . . . . .   70
               15.03     Withdrawal from Plan . . . . . . . . . . . . . .   70

ARTICLE XVI    AMENDMENT OF THE PLAN  . . . . . . . . . . . . . . . . . .   71
               16.01     Authority to Amend . . . . . . . . . . . . . . .   71
               16.02     Trustee's Consent  . . . . . . . . . . . . . . .   71
               16.03     Limitations of Vesting Changes . . . . . . . . .   71
               16.04     Limitations on Other Changes . . . . . . . . . .   72
               16.05     Statutorily Required Amendments  . . . . . . . .   72










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ARTICLE XVII   PERMANENCY OF THE PLAN . . . . . . . . . . . . . . . . . .   72
               17.01     Right to Terminate Plan  . . . . . . . . . . . .   72
               17.02     Merger or Consolidation of Plan and Trust  . . .   73
               17.03     Continuance by Successor Company . . . . . . . .   73

ARTICLE XVIII  DISCONTINUANCE OF CONTRIBUTIONS AND
               TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .   73
               18.01     Suspension of Contributions  . . . . . . . . . .   73
               18.02     Discontinuance of Contributions  . . . . . . . .   73
               18.03     Termination of Plan and Trust  . . . . . . . . .   74
               18.04     Participant's Rights to Benefits upon
                         Termination or Partial Termination of Plan or
                         Complete Discontinuance of Contributions . . . .   74

ARTICLE XIX    EXCLUSIVE BENEFIT OF THE PLAN  . . . . . . . . . . . . . .   74
               19.01     Limitation on Reversions . . . . . . . . . . . .   74
               19.02     Unallocated Amounts upon Termination of Plan
                         and Trust  . . . . . . . . . . . . . . . . . . .   75
               19.03     Mistake of Fact or Disallowance of Deduction . .   75
               19.04     Failure of Qualification of Plan and Trust . . .   75

ARTICLE XX     TOP HEAVY PLAN RULES . . . . . . . . . . . . . . . . . . .   76
               20.01     Definitions  . . . . . . . . . . . . . . . . . .   76
               20.02     Determination of Top Heaviness . . . . . . . . .   78
               20.03     Minimum Requirements . . . . . . . . . . . . . .   81
               20.04 Minimum Benefits for Employers or Affiliated Companies Maintaining Defined Benefit Plans . . 81
               20.05     Super Top Heavy Plans  . . . . . . . . . . . . .   82

ARTICLE XXI    ESOP EXEMPT LOAN PROVISIONS  . . . . . . . . . . . . . . .   82
               21.01     Effect of Article  . . . . . . . . . . . . . . .   82
               21.02     Definitions  . . . . . . . . . . . . . . . . . .   82
               21.03     Company Contributions  . . . . . . . . . . . . .   83
               21.04     Release of Shares from Suspense Accounts . . . .   83
               21.05     Limitations on Annual Additions  . . . . . . . .   84
               21.06     Determination of Net Earnings and Adjustments
                         in Value . . . . . . . . . . . . . . . . . . . .   85
               21.07     Voting of Company Stock  . . . . . . . . . . . .   85
               21.08     Tender Offer on Company Stock  . . . . . . . . .   85
               21.09     Forfeiture of Accounts . . . . . . . . . . . . .   85
               21.10     Distribution of Benefits . . . . . . . . . . . .   86
               21.11     Further Conditions . . . . . . . . . . . . . . .   86











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ARTICLE XXII   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .   86
               22.01     Effect of Bankruptcy and Other Contingencies
                         Affecting an Employer  . . . . . . . . . . . . .   86
               22.02     Benefits Payable by Trust  . . . . . . . . . . .   87
               22.03     Withholding  . . . . . . . . . . . . . . . . . .   87
               22.04     Interpretation of the Plan and Trust . . . . . .   87
               22.05     Provisions Hereof for Sole Benefit of Parties
                         Hereto and Participants  . . . . . . . . . . . .   87
               22.06     Article and Section Headings . . . . . . . . . .   87
               22.07     Formal Action by Employer  . . . . . . . . . . .   87
               22.08     Right to Require Repurchase of Shares of
                         Company Stock  . . . . . . . . . . . . . . . . .   88
               22.09     Restrictions on Transfer of Company Stock  . . .   90
               22.10     APPLICABLE LAW . . . . . . . . . . . . . . . . .   91







































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                     SOUTHWESTERN PUBLIC SERVICE COMPANY
                           EMPLOYEE INVESTMENT PLAN


                                  ARTICLE I

                    PURPOSE AND ESTABLISHMENT OF THE PLAN

     1.01 Establishment of the Plan. Southwestern Public Service Company (the "Sponsoring Company") previously adopted and established a tax benefit, investment savings stock bonus plan (the "Tax Benefit Plan") for the exclusive benefit of its eligible employees and their beneficiaries, effective as of March 1, 1985. Subsequent thereto, the Tax Benefit Plan was amended from time to time and was adopted by certain Affiliated Companies. Effective as of September 1, 1989, the Sponsoring Company and certain
Affiliated Companies amended and restated the Tax Benefit Plan in its entirety, and effective December 1, 1994, the Tax Benefit Plan was amended to satisfy the requirements of an employee stock ownership plan and to permit the distribution of cash dividends to participants.

          Effective as of September 1, 1974, the Sponsoring Company adopted and established a tax credit employee stock ownership plan and trust (the "ESOP") for the benefit of its eligible employees. Subsequent thereto, the ESOP was amended from time to time, and was adopted by certain Affiliated Companies. Effective as of September 1, 1989, the Sponsoring Company and certain Affiliated Companies amended and restated the ESOP in its entirety.

          Effective as of March 1, 1995 (the "Effective Date"), the Sponsoring Company and certain Affiliated Companies, by execution of this document, are merging the ESOP into the Tax Benefit Plan, thereby creating a new stock bonus/employee stock ownership plan as a continuation of the Tax Benefit Plan in accordance with the terms and conditions hereinafter set forth. The plan as set forth herein shall hereafter be known as the "Southwestern Public Service Company Employee Investment Plan."

          Except as otherwise provided herein, and subject to the following sentence, the provisions of the Plan as contained herein are applicable to Employees and Participants who die, retire, suffer Total and Permanent Disability or Termination of Employment on or after March 1, 1995, or who are reemployed by an Employer or Affiliated Company on or after March 1, 1995. Except as otherwise provided herein, any employee or participant in either the ESOP or the Tax Benefit Plan who died, retired, became disabled or terminated employment prior to March 1, 1995 shall receive any benefits to which he or she is entitled based upon the appropriate provisions of the ESOP or Tax Benefit Plan, as the case may be, as in effect prior to March 1, 1995.

     1.02 Purpose. The purposes of the Plan are to encourage employee thrift and savings by allowing eligible employees to enter into a cooperative savings program with their employer, to provide an additional opportunity for eligible employees to share in the growth and prosperity of the Sponsoring Company and to provide eligible employees with an opportunity to accumulate additional capital for their future economic security. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Sponsoring Company, and therefore, the Plan is designed to invest primarily in Company Stock. To provide all of the intended benefits described herein, a Participant must elect to defer a portion of his
Compensation through salary reduction, and the Employer will contribute an amount which, in part, will be allocated on the basis of the salary reduction deferred amounts and, in part, allocated on the basis of Compensation, as well as an amount equal to the salary reduction deferred amounts. Such contributions and any income derived therefrom shall be for the exclusive benefit of the Employers' employees and their beneficiaries and shall not be used for, or diverted to, any other purpose except as otherwise provided in
Article XIX of the Plan.

          It is the intention of the Employers that the Plan shall continue to meet all of the requirements necessary or appropriate to qualify it as an employee stock ownership plan with a cash or deferred arrangement feature, under Code Sections 401(a), 401(k), 409 (where applicable) and 4975(e)(7) and, if and where appropriate, with respect to the tax credit employee stock ownership plan features, Section 301(d) of the Tax Reduction Act of 1975, and Sections 41, 44G and 409(A) (or 409, where applicable) of the Internal Revenue Code of 1954, as amended, and that the Trust made a part hereof shall continue to be exempt from tax under Code Section 501(a) and all provisions hereof shall be interpreted accordingly.

     1.03 Trust Agreement. In furtherance of this Plan, the trust agreements under the ESOP and the Tax Benefit Plan are being amended and restated to create the Trust Agreement, effective as of March 1, 1995, which is made a part hereof, for the purpose of maintaining the Trust to fund the benefits of this Plan as hereinafter set forth.


                                  ARTICLE II

                                 DEFINITIONS

     As used in the Plan:

     2.01 "Account" or "Accounts" shall mean all or any of the Company Contribution Account, the ESOP Employer Contribution Account, the ESOP Employee Contribution Account, the Company Matching Contribution Account, the Employee Elective Contribution Account, the Rollover Account and the QDRO Account to the extent any one or more of such accounts have been created for a Participant, Beneficiary or Alternate Payee. Any of the Accounts may have such subaccounts as are from time to time administratively necessary, as determined by the Committee.

     2.02 "Affiliated Company" shall mean any of the following which itself is not an Employer: (i) a member of a controlled group of corporations of which an Employer is a member as defined in Code Section 414(b), (ii) any trade or business (whether or not incorporated) which is under common control with an Employer as determined in accordance with Code Section 414(c) and regulations issued thereunder, (iii) a member of an "affiliated service group"  (whether or not  incorporated) as  determined in  accordance with Code
Section 414(m) and regulations issued thereunder, of which an Employer is a member, or (iv) any other entity which is required to be aggregated with an Employer in accordance with Code Section 414(o) and the regulations issued thereunder. "Affiliated Company" as defined in clauses (i) and (ii) shall be modified as required by Code Section 415(h) when used in Sections 5.03, 5.04 and 5.05 hereof with respect to limitations on Annual Additions.

     2.03 "Alternate Payee" shall mean an individual or trust entitled to benefits under the Plan pursuant to a Qualified Domestic Relations Order.

     2.04 "Beneficiary" shall mean any person or entity entitled to receive benefits which are payable upon or after a Participant's death pursuant to
Article IX hereof.

     2.05 "Board" shall mean the Board of Directors of the Sponsoring Company, as from time to time constituted.

     2.06 "Code" shall  mean the  Internal Revenue  Code of  1986, as  amended
from time  to time.   References to  any section of the  Internal Revenue Code
shall include any successor provision thereto.

     2.07 "Committee" shall mean the Committee provided for in Section 13.01 hereof. "Committee" shall have the same meaning as Committee as defined in the Tax Benefit Plan.

     2.08 "Company Contribution Account" shall mean the separate account maintained for each Participant reflecting Company Contributions and Forfeitures allocated to such Participant in accordance with Sections 4.01 and 5.03 hereof, as adjusted in accordance with the provisions of Article VI hereof.

     2.09 "Company Matching Contribution Account" shall mean the separate account maintained for each Participant reflecting Company Matching Contributions allocated to such Participant as provided in Sections 4.04 and
5.01 hereof, as adjusted in accordance with the provisions of Article VI hereof and shall include the amounts held in the Company Contribution Account under the Tax Benefit Plan.

     2.10 "Company Stock" shall mean the common stock, par value One Dollar ($1.00), of Southwestern Public Service Company.

     2.11 "Compensation" shall mean base compensation as reflected on the Employer's payroll records actually paid by an Employer to an Employee during the Plan Year, including an Employee's Elective Contributions under this Plan and an Employee's elective salary deferrals pursuant to Code Section 125, but excluding overtime, bonuses, commissions, moving expense allowances and other extraordinary compensation, and excluding Company Contributions or any other Employer contributions to this Plan or employer contributions under any other employee benefit plan and all other deferred compensation; provided, however, in the event that an employee is disabled and is receiving payments under any workers' compensation laws but is simultaneously receiving compensation from the Employer, such Participant's Compensation for the period while receiving such workers' compensation payments shall be based upon his rate of pay from the Employer as in effect from time to time during such period determined without regard to the fact that such Participant is receiving payments under any workers' compensation laws.

     Compensation shall not include any Compensation in excess of One Hundred Fifty Thousand Dollars ($150,000) or such larger amount as results from the adjustment provided for in Code Section 401(a)(17)(B). In applying this limitation, the family group of a Highly Compensated Employee who is subject to the family member aggregation rules of Code Section 414(q)(6) because such Employee is either a five percent owner of the Employer or one of the ten
(10) Highly Compensated Employees paid the greatest Limitation Year Compensation during the year, shall be treated as a single Participant, except that for this purpose, Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. In the event the Highly Compensated Employee's and one or more Family Member's Compensation for a
Plan Year from an Employer are limited pursuant to the provisions of this Section, then the Compensation of each such person for such Plan Year shall be reduced proportionately based on the ratio of their respective Compensation to the aggregate Compensation of both (or all) of such persons for such Plan Year.

     2.12 "Date of Employment" or "Date of Reemployment" shall mean the day on which an Employee first commences employment or reemployment following Termination of Employment, retirement after attaining his Retirement Date or recovery from Total and Permanent Disability, as the case may be, with an Employer or an Affiliated Company by performing an Hour of Service.

     2.13 "Elective Contributions" shall mean the amount each Participant has elected to have the Employer contribute on his behalf, in lieu of cash compensation, pursuant to the provisions of Section 4.02 hereof. Such amounts are intended to qualify as elective contributions under Code Section 401(k) and the regulations thereunder. "Elective Contributions" shall also mean Elective Contributions as defined in and made to the Tax Benefit Plan.

     2.14 "Eligible Employee" shall mean any Employee except the following individuals: (i) any Employee whose rate of Compensation is not expressed by an Employer as being on a monthly or annual basis, irrespective of whether or not such person is entitled to receive overtime pay under the provisions of the Fair Labor Standards Act, (ii) any Employee who is included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives (within the meaning of Code Section 7701(a)(46)) and one (1) or more Employers if retirement benefits were the subject of good faith bargaining between such parties, unless the collective bargaining agreement expressly provided for the inclusion of such employees as Eligible Employees under this Plan, (iii) a nonresident alien who receives no earned income within the meaning of Code
Section 911(b), and (iv) any Employee who is a "leased employee" as defined in Section 2.15 hereof.

     2.15 "Employee" shall mean any person who is employed by one or more Employers, is on an Employer's payroll, and whose wages are subject to FICA withholding. Employee also includes any person who is not employed by an Employer but is performing services for an Employer pursuant to an agreement between such Employer or an Affiliated Company and a leasing organization and who is a "leased employee" as that term is defined in Code Section 414(n). A "leased employee" shall not be an Employee, however, if (1) such person is covered by a money purchase pension plan qualified under Code Section 401(a) providing (i) a nonintegrated employer contribution rate of at least ten (10) percent of Limitation Year Compensation as defined in Subsection 5.07(7)
hereof, but including amounts contributed pursuant to a salary reduction agreement which are excludable from such person's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), (ii) immediate participation, and
(iii) full and immediate vesting, and (2) "leased employees" do not constitute more than twenty percent (20%) of the Employer's or Affiliated Company's work force who are Non-Highly Compensated Employees. However, except to the extent otherwise provided in regulations under Code Section 414(n), in the event a "leased employee" subsequently becomes an Employee as defined herein, the period from and after January 1, 1984 during which said leased employee performed services for an Employer or an Affiliated Company as a leased employee shall be taken into account in determining such person's Eligibility Years of Service under the Plan in accordance with and subject to the remainder of the provisions of the Plan, as if such employee were employed by an Employer or an Affiliated Company during such period.

     2.16 "Employee Elective Contribution Account" shall mean the separate account maintained for each Participant reflecting the Elective Contributions made on behalf of such Participant pursuant to Section 4.02 hereof, if any, as adjusted in accordance with the provisions of Article VI of the Plan, and shall include amounts held in the Elective Contribution Account under the Tax Benefit Plan.

     2.17 "Employer" shall mean the Sponsoring Company, Utility Engineering Corporation, Quixx Corporation, or any other Affiliated Company which adopts the Plan pursuant to Article XV hereof.

     2.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

     2.19 "ESOP" shall mean the Southwestern Public Service Company Employee Stock Ownership Plan and Trust as in effect at any time and from time to time on and prior to February 28, 1995, as the context so requires.

     2.20 "ESOP Employee Contribution Account" shall mean the separate account maintained for each Participant who was a participant in the ESOP consisting of the contributions made by the participant as described in
Section 5(a) of the ESOP as in effect on and prior to February 28, 1995, plus earnings and/or losses (including appreciation and depreciation) credited to such contributions under the ESOP and credited to such Account hereunder. Any amounts credited to a Participant's ESOP Employee Contribution Account shall at all times, be fully vested and nonforfeitable.

     2.21 "ESOP Employer Contribution Account" shall mean the separate account maintained for each Participant who was a participant in the ESOP consisting of the contributions made by the Employers as described in Sections 2.02(a), 2.02(b), 2.02(c) and 5(b)(i)(A) of the ESOP as in effect on and prior to February 28, 1995, plus earnings and/or losses (including appreciation and depreciation) credited to such contributions under the ESOP and credited to such Account hereunder. Any amounts credited to a Participant's ESOP Employer Contribution Account shall at all times, for all purposes and in all respects be fully vested and nonforfeitable.

     2.22 "Fiscal  Year" shall  mean  the  fiscal year  of an  Employer.   The
Fiscal Year of the Sponsoring Company ends on August 31.

     2.23 "Hour of Service" shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer or an Affiliated Company.

     2.24 "Investment Manager" shall mean any fiduciary other than the trustee or a Named Fiduciary that: (i) is either (a) registered as an investment adviser under the Investment Advisers Act of 1940 and registered under the laws of Texas, or (b) a bank (as defined in the Investment Advisers Act of 1940), or (c) an insurance company qualified to manage, acquire or dispose of Plan assets under the laws of more than one state, (ii) acknowledges in writing that it is a fiduciary with respect to the Plan, and
(iii) is granted the power to manage, acquire or dispose of any asset of the Plan pursuant to Section 13.11 hereof.

     2.25 "Leave of Absence" shall mean an absence from the active employment of an Employer by reason of an approved absence granted by such Employer on the basis of a uniform policy applied by such Employer without discrimination.

     2.26 "One-Year Period of Severance" shall mean a twelve (12)-consecutive month Period of Severance.

          Notwithstanding any other provision of this Section 2.26 to the contrary, solely for purposes of determining whether an Employee has a One-Year Period of Severance, in the case of an Employee who is first absent from work for any period: (i) by reason of (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the Employee in connection with adoption of such child by the Employee, or (ii) for the purpose of caring for such child for a period beginning immediately following such birth or placement, the (12)-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance. The period between the first and second anniversaries of the first date of such absence is neither a Period of Service nor a Period of Severance. Notwithstanding the provisions of this Section, no credit shall be given pursuant to this Section unless the Employee furnishes the Committee with such information as the Committee shall require to establish: (i) that the absence from work was for the reasons referred to herein, and (ii) the number of days for which there was such an absence.

     2.27 "Participant" shall mean an Eligible Employee who participates in the Plan as provided in Article III hereof or a former Employee who has a vested interest in the Plan.

     2.28 "Period of Service" shall mean the period of time commencing on an Employee's Date of Employment or Date of Reemployment, as the case may be, and ending on such Employee's Severance from Service Date. For the period prior to the Effective Date, a Participant's or Employee's Period of Service shall equal his Period of Service under the ESOP, if greater than his Period of Service as defined herein. A Period of Service shall also include a Period of Severance of twelve (12) consecutive months or less. Notwithstanding the preceding sentence:

          2.28(1) If an Employee who is on Leave of Absence or is temporarily laid off, retires or terminates employment during the first twelve (12) months of such Leave of Absence or temporary layoff, as the case may be, such Employee's Period of Service shall not include any Period of Severance beginning on the date such Employee retired after attaining his Retirement Date or the date he terminated employment and ending on such Employee's Date of Reemployment, if any, so long as such Date of Reemployment does not occur within the twelve (12) month period commencing on the date such Leave of Absence or temporary layoff began.

          2.28(2)   If  an Employee  works simultaneously  for more  than  one
Employer and/or Affiliated Company, the total Period of Service for such Employee shall not be increased by reason of such simultaneous employment.

          2.28(3) In the case of any Employee (i) who became an employee of the Sponsoring Company on November 1, 1982 as a result of the merger of Cochran Power & Light Company ("CP&L") into the Sponsoring Company and who immediately prior to such merger was an employee of CP&L (a "Former CP&L Employee"), (ii) who became an employee of the Sponsoring Company on May 5, 1983 as a result of the acquisition of the business and assets of New Mexico Electric Service Company ("NME") by the Sponsoring Company and who immediately prior to such acquisition was an employee of NME (a "Former NME Employee"), or (iii) who is a Former CP&L Employee and who immediately prior to commencing employment with CP&L was employed by NME, so that his employment with said two companies prior to becoming an employee of the Sponsoring Company was continuous and uninterrupted (a "Former CP&L/NME Employee"), "Period of Service" shall include such employee's period of employment with NME and/or CP&L, as the case may be, beginning with such employee's last date of hire by CP&L, in the case of a Former CP&L Employee, or by NME, in the case of a Former NME Employee or a Former CP&L/NME Employee.

     2.29 "Period of Severance" shall mean the period of time commencing on an Employee's Severance from Service Date and ending on such Employee's Date of Reemployment, if any.

     2.30 "Plan" shall mean the Southwestern Public Service Company Employee Investment Plan as set forth in this document, and as hereafter amended.

     2.31 "Plan Quarter" shall mean the quarter-annual portion of a Plan Year beginning on each September 1, December 1, March 1 and June 1, as the case may be.

     2.32 "Plan Year" shall mean the twelve (12) consecutive month period ending on August 31.

     2.33 "QDRO Account" shall mean that part of any other Account which has been isolated from such Account for the benefit of an Alternate Payee pursuant to a Qualified Domestic Relations Order.

     2.34 "Qualified Domestic Relations Order" shall mean a judgment, order or decree which:

          2.34(1)   Relates   to  the  provision  of  child  support,  alimony
payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant; and

          2.34(2)   Is  made  pursuant  to  a  state  domestic  relations  law
(including a community property law); and

          2.34(3) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

          2.34(4) Is determined by the Plan Administrator to meet all applicable requirements pursuant to the procedure established by the Committee for determining whether an order is a Qualified Domestic Relations Order pursuant to Code Section 414(p).

     2.35 "Required Beginning Date" shall mean April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

     2.36 "Retirement  Date"  shall  mean  the   date  on  which   occurs  the
Participant's sixty-fifth (65th) birthday.

     2.37 "Severance from Service Date" shall mean the earlier of:

          2.37(1)   The  date on which  an Employee  suffers a  Termination of
Employment, retires after attaining his Retirement Date or after sustaining Total and Permanent Disability or dies; or

          2.37(2) In the case of an Employee on Leave of Absence who does not return to the active employment of the Employer or an Affiliated Company at or prior to the expiration of such Leave of Absence, the earlier of (i) the expiration date of such Leave of Absence, or (ii) the date which is twelve (12) months after the date on which such Leave of Absence began, or, in the case of an Employee who becomes absent (whether the absence is with or without pay) from the active employment of an Employer or an Affiliated Company by reason of a temporary layoff, the date which is twelve (12) months after the date on which such Employee first becomes absent.

     2.38 "Sponsoring  Company"   shall  mean   Southwestern  Public   Service
Company.

     2.39 "Tax Benefit Plan" shall mean the Southwestern Public Service Company Tax Benefit Plan as in effect at any time and from time to time on and prior to February 28, 1995, as the context so requires.

     2.40 "Termination of Employment" shall mean the earlier of (i) the termination of employment with all Employers and all Affiliated Companies, whether voluntarily or involuntarily, other than by reason of a Participant's retirement after attaining his Retirement Date or as otherwise provided in
Article VII hereof, or after sustaining Total and Permanent Disability, or death, or (ii) in the case of an Employee on Leave or Absence who does not return to the active employment of the Employer or an Affiliated Company at or prior to the expiration of such Leave of Absence, the earlier of (i) the expiration date of such Leave of Absence, or (ii) the date which is twelve

(12) months after the date on which such Leave of Absence began, or, in the case of an Employee who becomes absent (whether the absence is with or without pay) from the active employment of an Employer or an Affiliated Company by reason of layoff, the date which is twelve (12) months after the date on which such Employee first becomes absent. A Leave of Absence will not constitute a Termination of Employment provided the Employee returns to the active employment of the Employer at or prior to the expiration of his leave, or if not specified therein, within the period of time which accords with such Employer's policy with respect to permitted absences. Notwithstanding the foregoing provisions of this Section, absence from the active service of the Employer because of military service will be considered a Leave of Absence granted by an Employer and will not terminate the employment of an Employee if he returns to the active employment of an Employer within the period of time during which he has reemployment rights under any applicable federal law or within sixty (60) days from and after discharge or separation from such military service if no federal law is applicable. However, no provision of this Section or of the remainder of the Plan shall require reemployment of any Employee whose active service with an Employer was terminated by reason of military service.

     2.41 "Total and Permanent Disability" shall mean the determination under the Employer's Long-Term Disability Plan that the Participant is eligible to receive a disability benefit.

     2.42 "Trust" shall mean the legal entity resulting from the Trust Agreement between the Sponsoring Company and the Trustee who receives the contributions under the Plan, as well as the amounts held under the trusts funding the ESOP and the Tax Benefit Plan, and holds, invests, and disburses funds to or for the benefit of Participants and their Beneficiaries.

     2.43 "Trust Agreement" shall mean the instrument establishing the Trust, as amended from time to time.

     2.44 "Trust Fund" shall mean all assets of whatsoever kind or nature from time to time held by the Trustee pursuant to the Trust Agreement without distinction as to income and principal.

     2.45 "Trustee" shall mean the party or parties, individual or corporate, named in the Trust Agreement and any duly appointed additional or successor Trustee or Trustees acting thereunder.

     2.46 "Valuation Date" shall mean the last day of each Plan Quarter.

     2.47 "Valuation Period" shall mean each Plan Quarter.

     2.48 Whenever a noun, or a pronoun in lieu thereof, is used in this Plan in plural form and there be only one person, thing or institution within the scope of the word so used, or in singular form and there be more than one person, thing or institution within the scope of the word so used, such word, or the pronoun used in lieu thereof, shall have a plural or singular meaning, as the case may be. Pronouns of the masculine gender may mean the feminine and vice versa.

     2.49 The words "herein," "hereof," and "hereunder" shall refer to the Plan.

     2.50 The expressions listed below shall have the meanings stated in the Sections or Subsections hereof respectively indicated:

     "Actual Contribution
       Percentage" or "ACP"             Subsection 4.05(1);
                                        Subsection 4.05(6)(a)

     "Actual Deferral Percentage"       Subsection 4.03(1);
       or "ADP"                         Subsection 4.03(8)(a)

     "Aggregated Family Group"          Subsection 4.03(8)(f);
                                        Subsection 4.05(6)(b)

     "Annual Additions"                 Section 5.04

     "Cash Dividend Account"            Subsection 6.04(4)(a)

     "Company Contribution"             Section 4.01

     "Company Matching Contribution"    Section 4.04

     "Company Stock Fund"               Subsection 14.01(1)

     "Compensation"                     Section 2.11

     "Current Value"                    Subsection 6.03(1)

     "Defined Benefit Plan"             Subsection 5.07(2);
                                        Subsection 20.01(1)

     "Defined Benefit Plan Fraction"    Subsection 5.07(3)

     "Defined Contribution Plan"        Subsection 5.07(4);
                                        Subsection 20.01(2)

     "Defined Contribution
       Plan Fraction"                   Subsection 5.07(5)

     "Determination Date"               Subsection 20.01(3)

     "Direct Rollover"                  Subsection 11.05(2)(iv)

     "Distributee"                      Subsection 11.05(2)(iii)

     "Effective Date"                   Section 1.01

     "Eligibility Year of Service"      Section 3.03

     "Eligible Participant"             Section 14.03

     "Eligible Retirement Plan"         Subsection 11.05(2)(ii)

     "Eligible Rollover Distribution"   Subsection 11.05(2)(i)

     "Eligible Shares"                  Section 14.03

     "Employee Participant"             Subsection 4.03(8)(d);
                                        Subsection 4.05(6)(b)

     "Entry Date"                       Section 3.01

     "Excess Aggregate Contributions"   Subsection 4.05(2)

     "Excess Contributions"             Subsection 4.03(3)

     "Excess Deferrals"                 Subsection 4.03(7)

     "Family Member"                    Subsection 4.03(8)(f);
                                        Subsection 4.05(6)(b)

     "Forfeiture"                       Subsection 12.06(2)

     "Former Employees"                 Subsection 4.03(8)(b)

     "Hardship"                         Subsection 4.06(1)

     "Highly Compensated Employee"      Subsection 4.03(8)(b);
                                        Subsection 4.05(6)(b)

     "Investment Funds"                 Subsection 14.02(3)

     "Key Employee"                     Subsection 20.01(4)

     "Key Employee Participant"         Subsection 20.01(5)

     "Limitation Year"                  Subsection 5.07(6)

     "Limitation Year Compensation"     Subsection 4.03(8)(b);
                                        Subsection 5.07(7);
                                        Subsection 20.01(6)

     "Named Fiduciaries"                Section 13.09

     "Net Earnings and Adjustments
       in Value of the Trust Fund"      Subsection 6.04(2)

     "Non-Highly Compensated
       Employee"                        Subsection 4.03(8)(c);
                                        Subsection 4.05(6)(b)

     "Non-Key Employee"                 Subsection 20.01(7)

     "Offer"                            Subsection 14.06(3)

     "Option Period"                    Subsection 22.08(3)

     "Option Price"                     Subsection 22.08(4)

     "Permissive Aggregation Group"     Subsection 20.01(8)

     "Plan Administrator"               Section 13.07

     "Promissory Note"                  Subsection 21.02(1)

     "Put"                              Subsection 22.08(1)

     "Qualified Consent"                Subsection 9.02(2)

     "Required Aggregation Group"       Subsection 20.01(9)

     "Retirement Plan"                  Subsection 5.07(1)

     "Rollover Account"                 Subsection 4.07(1)

     "Rollover Contribution"            Subsection 4.07(1);
                                        Subsection 4.07(5)

     "Salary Reduction Agreement"       Subsection 4.02(1)

     "Super Top Heavy Plan"             Subsection 20.02(2)

     "Suspense Account"                 Subsection 21.02(2)

     "Tender"                           Subsection 14.06(3)

     "Top Heavy Plan"                   Subsection 20.02(1)

     "Top Heavy Ratio"                  Subsection 20.02(3)

     "Total Compensation"               Subsection 4.03(8)(e);
                                        Subsection 4.05(6)(b)

     "Valuation Date"                   Section 2.46;
                                        Subsection 20.01(10)

     "Yearly Election Period"           Section 14.03


                                 ARTICLE III

                REQUIREMENTS FOR ELIGIBILITY AND PARTICIPATION

     3.01 Service. Any Eligible Employee who met the eligibility requirements under the ESOP and/or the Tax Benefit Plan as it existed prior to the Effective Date shall continue to be a Participant in the Plan on the Effective Date. Each other Eligible Employee shall become a Participant as of the June 1, September 1, December 1 or March 1 (the "Entry Date") coinciding with or next following the date upon which such Eligible Employee completes an Eligibility Year of Service, provided such Eligible Employee is so employed on such Entry Date. In the event an Eligible Employee suffers a Termination of Employment before or after the completion of his Eligibility Year of Service but prior to the Entry Date upon which such Eligible Employee would have begun participating in the Plan, and such Eligible Employee is reemployed by an Employer prior to a twelve (12) consecutive month Period of Severance, such Eligible Employee shall, upon his reemployment, participate in the Plan as of the Entry Date that the Participant would have begun participation had the Employee not incurred a Termination of Employment, and shall be eligible to elect to have made on his behalf Elective Contributions from and after the later of his Entry Date or his Reemployment Commencement Date, provided he complies with the provisions of Section 4.02 hereof. In the event an Eligible Employee suffers a Termination of Employment prior to or after completing an Eligibility Year of Service but prior to the Entry Date upon which such Eligible Employee would have become a Participant, and such Eligible Employee is reemployed by the Employer after incurring a twelve

(12)-month Period of Severance, such Employee shall be treated as a new Employee with no prior service for purposes of participation in the Plan. In the event an Eligible Employee transfers to an Affiliated Company prior to or after completing an Eligibility Year of Service but prior to the Entry Date upon which such Eligible Employee would have become a Participant, and is employed continuously with an Affiliated Company until his transfer back to an Employer, such Eligible Employee shall become a Participant as of the later of (i) the date of his transfer back to an Employer, or (ii) the Entry Date coinciding with or next following the date upon which such Employee completes an Eligibility Year of Service, provided such Eligible Employee is so employed on such Entry Date.

     3.02 Employment with a Predecessor Employer. If the Plan had previously been maintained by a predecessor of an Employer, whether a corporation, partnership, sole proprietorship or other business entity, any period of employment with such predecessor shall be treated as a period of employment with an Employer. If the Plan had not been previously maintained by a predecessor of an Employer, employment with such predecessor shall not be taken into account, except to the extent required pursuant to regulations prescribed by the Secretary of the Treasury or his delegate.

     3.03 Eligibility Year of Service. An "Eligibility Year of Service" shall mean a Period of Service of three hundred sixty-five (365) days, commencing with an Employee's Date of Employment, or, if applicable, an Employee's Date of Reemployment, subject to the provisions of Section 3.02 hereof.

     3.04 Reemployment of Participants. In the event that a Participant incurs a Period of Severance and is subsequently reemployed by an Employer, he shall resume participation in the Plan for all purposes effective as of his Date of Reemployment.

     3.05 Change in Status of Eligible Employee.

          3.05(1) In the event an Employee, including an Employee who previously was not defined as an Eligible Employee under Section 2.14 hereof, becomes defined as an Eligible Employee, such individual shall become a Participant in the Plan as of the date he becomes defined as an Eligible
Employee, provided he has met the other requirements for eligibility set forth in Section 3.01 hereof and previously would have begun to participate in the Plan had he been defined as an Eligible Employee, or, if he has not met the other requirements for eligibility set forth in Section 3.01 hereof, as of the Entry Date after he meets such other eligibility requirements.

          3.05(2) In the event a Participant who ceased to be defined as an Eligible Employee under Section 2.14 hereof but who did not incur a Termination of Employment with an Employer or an Affiliated Company subsequently becomes defined as an Eligible Employee again, such Eligible Employee shall recommence participation in the Plan for all purposes without regard to the limitations imposed by Section 5.08 hereof, as of the date he again becomes defined as an Eligible Employee.

     3.06 Participation in the Plan. Each Eligible Employee who was a Participant in the ESOP and/or the Tax Benefit Plan immediately prior to the Effective Date shall be eligible to make Elective Contributions on and after the Effective Date, provided he is still an Eligible Employee. In addition, any Designation of Beneficiary on file for such Eligible Employee under the Tax Benefit Plan shall be a valid Designation under this Plan, unless and until changed in accordance with the provisions of this Plan. Each other Eligible Employee who becomes a Participant shall be notified when he is eligible to make Elective Contributions and shall be provided with such information as is required by the Plan and by ERISA, within the time prescribed for providing such information. Each such Participant also shall be provided with a Designation of Beneficiary Form which shall provide for a designation of one or more Beneficiaries to receive benefits in the event of the Employee's death, and shall be provided with such forms as may be necessary to cause Elective Contributions to be made on his behalf to the Trust.


                                  ARTICLE IV

                                CONTRIBUTIONS

     4.01 Company Contributions. As of the last day of each Plan Quarter, each Employer shall make a contribution (the "Company Contribution") in cash, or if appropriate, in shares of Company Stock, to the Trust in such amount as may be determined by the Committee, to be allocated among the Company Contribution Accounts of Participants in accordance with Section 5.03 hereof. In no event, however, shall any Company Contribution for any Plan Quarter by any Employer be required. In addition, in no event, however, shall any Company Contribution, when added to any Elective Contributions and Company Matching Contributions, exceed the maximum deductible contribution under Code
Section 404(a) including any amount which may be deductible by the Employer under the carryover provisions of the Code. Notwithstanding the foregoing, to the extent necessary to provide the required top heavy minimum allocation described in Article XX, an Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

     4.02 Elective Contributions. In addition to any Company Contribution permitted hereunder, each Employer shall contribute to the Trust Fund an amount determined under the provisions of this Section, as an Elective Contribution, on behalf of each Participant who has in effect an agreement electing to reduce his or her Compensation ("Salary Reduction Agreement"). The rate to be contributed as an Elective Contribution on behalf of each such Participant, for each payroll period, as such Participant shall elect, shall be equal to (i) for Participants who are Non-Highly Compensated Employees (as defined in Subsection 4.03(8) hereof) from one to fifteen percent (1% - 15%) of such Participant's Compensation for the payroll period, and (ii) for Participants who are Highly Compensated Employees (as defined in Subsection 4.03(8) hereof) from one to fifteen percent (1% - 15%) of such Participant's Compensation for the payroll period, as determined from time to time and set by the Committee and communicated to such Participants, based in part on the anticipated Limitations on Elective Contributions under Section 4.03 hereof for such Participants. The percentage rate of Elective Contributions, if any, which each Participant elects must be in whole percentage points and shall be made on a Salary Reduction Agreement provided by and filed with the Committee. An election of a rate shall initially be effective as of the date as specified by the Committee, provided the Salary Reduction Agreement is filed at the time and in the manner prescribed by the Committee. An election shall not have retroactive effect and shall remain in force until revoked or changed. The Committee shall establish and communicate to Participants uniform and nondiscriminatory procedures for the election of salary reduction amounts, including procedures regarding the effective dates of any such elections and for changes in elections and discontinuances of such elections, and may change said procedures at such times and in such manner as the Committee may determine to be necessary or desirable. Elective Contributions made on behalf of a Participant shall be credited to his Employee Elective Contribution Account under the Plan. Any amounts credited to a Participant's Employee Elective Contribution Account shall, for all purposes and in all respects, be fully vested and nonforfeitable.

     4.03      Limitations  on  Elective  Contributions.     The   limitations
described in this Section 4.03 shall be determined in accordance with the applicable sections of the Code and regulations thereunder.

          4.03(1) Notwithstanding any other provision of this Plan, in no event shall the Employer make an Elective Contribution in any Plan Year if such contribution would cause the "Actual Deferral Percentage" (or "ADP") of Highly Compensated Employees to exceed the greater of the limitations indicated below:

                    (a) One hundred twenty-five percent (125%) of the ADP for all Non-Highly Compensated Employees; or

                    (b) The lesser of (A) the sum of the ADP for all Non-Highly Compensated Employees plus two percent (2%), or (B) two hundred percent (200%) of the ADP for all Non-Highly Compensated Employees.

          4.03(2) The Committee may, at any time prior to or during a Plan Year, to the extent necessary to conform the Elective Contributions to the above limitations or, if applicable, the limitations of Subsection 4.06(8) hereof, reduce or eliminate prospectively the percentage rates of Elective Contributions to be made on behalf of Highly Compensated Employees. Such prospective elimination or reduction shall be applied among the Highly Compensated Employees who have elected Elective Contributions in such manner as the Committee, in its sole discretion, shall deem appropriate, taking into consideration the ability of any Highly Compensated Employee to defer compensation under any non-qualified plan maintained by an Employer.

          4.03(3) In the event that following the end of a Plan Year, it is determined by the Committee that the Elective Contributions for Highly Compensated Employees exceed the limitations of Subsection 4.03(1), then the amount in excess of such limitation ("Excess Contributions") (and the income thereon) shall be distributed to the Highly Compensated Employees, notwithstanding any Plan provision to the contrary, within two and one-half (2-1/2) months after the close of the Plan Year in which such Excess Contributions occurred. In distributing Excess Contributions, the following rules shall apply: The Excess Contributions shall first be applied to reduce the amount elected by all those Highly Compensated Employees who have elected the highest percentage rate of Elective Contributions to the percentage rate elected by all those Highly Compensated Employees (including those Employees whose percentage rate was previously reduced) whose elected percentage rate is at the next highest percentage rate of Elective Contributions and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected percentage rates until the reductions equal the Excess Contributions and enable the Elective Contributions to conform to the limitations of Subsection 4.03(1). The amount of Excess Contributions to be distributed to each affected Highly Compensated Employee is equal to the Elective Contributions on behalf of such Employee (prior to reduction of the Excess Contributions) less the product of such Employee's ADP (after reduction for such Excess Contributions) times such Employee's Total Compensation, rounded to the nearest one cent ($.01), and likewise is equal to the amount of reduction provided for hereinabove.

                    The amount of Excess Contributions that may be distributed under this Subsection with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferrals (as defined in Subsection 4.03(7)) attributable to such Plan Year previously distributed to such Employee. In the event a distribution of Elective Contributions constitutes a distribution of Excess Contributions and a distribution of Excess Deferrals pursuant to Subsection 4.03(7), the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and Excess Deferrals.

          4.03(4)   In determining  the amount of  income allocable to  Excess
Contributions which are being distributed, the following rules shall apply:

                    (a) The income allocable to Excess Contributions for the Plan Year in which the contributions are made is the income for the Plan Year allocable to Elective Contributions and amounts treated as Elective Contributions with respect to the Highly Compensated Employee, multiplied by a fraction, the numerator of which is the amount of Excess Contributions made on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the balance of such Employee's Employee Elective Contribution Account as of the end of the Plan Year before adjustment of such Account as provided for in Subsection 6.04(3).

                    (b)  No   income  shall   be  allocable   to  the   Excess
Contributions for the period between the end of the Plan Year and the date of the distribution.

                    (c) For purposes of this Subsection, the income of the Plan shall mean all earnings, gains and losses, computed in accordance with the provisions of Article VI.

          4.03(5) Notwithstanding anything to the contrary contained herein, in the case of a Highly Compensated Employee who is, pursuant to the requirements of Code Section 414(q)(6), to be treated as part of an Aggregated Family Group, as defined in Subsection 4.03(8)(f), the following rules shall apply:

                    (a) The ADP for the Aggregated Family Group shall be determined by aggregating the Elective Contributions and Total Compensation of all Family Members, as defined in Subsection 4.03(8)(f), who are Employee Participants.

                    (b) If the limitations of Subsection 4.03(1) are exceeded, the ADP of the Aggregated Family Group shall be reduced as provided in Subsection 4.03(2) or (3) in order to comply with the limitations of
Subsection 4.03(1), and if the provisions of Subsection 4.03(3) are applicable, Excess Contributions shall be allocated among and distributed to all of the Family Members in proportion to each such Family Member's Elective Contributions.

          4.03(6) In addition to or in lieu of the above procedures to conform Elective Contributions to the limitations of Subsection 4.03(1), the Employer may, in its sole discretion, contribute on behalf of any Participant who is a Non-Highly Compensated Employee additional contributions (which shall meet the requirements of Treasury Regulation Section 1.401(k)-1(b)(5) (or any successor thereto), shall be treated as Elective Contributions and shall be allocated to such Participant's Employee Elective Contribution Account) to the extent necessary to insure that the limitations of Subsection 4.03(1) are met. Any such additional contributions shall be allocated in a manner proportionate to the Total Compensation of the affected Participants. Such additional contributions shall be immediately fully vested and subject to the distribution restrictions of Sections 4.08 and 11.04 hereof, applicable to Elective Contributions. In addition, the Committee may designate that all or part of the Company Contributions or Company Matching Contributions, or both, allocated to a Participant's Accounts shall be included in the calculations under Subsection 4.03(1) to the extent necessary to insure that the limitations of Subsection 4.03(1) are met, provided such use complies with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5) (or any successor thereto). Any Company Contributions or Company Matching Contributions, or both, so designated shall not be included in the calculations under Subsection 4.06(1), shall be treated as Elective Contributions, shall be allocated to such Participant's Employee Elective Contribution Account, shall be immediately fully vested and, to the extent applicable, shall be subject to the distribution restrictions of Sections
4.08 and 11.04 hereof applicable to Elective Contributions.

          4.03(7) Notwithstanding anything herein to the contrary, in no event shall the Employer make an Elective Contribution in any Plan Year on behalf of any Participant if such contribution would cause the Elective Contributions for such Participant for the Participant's taxable year to exceed Seven Thousand Dollars ($7,000), or such higher amount to which such amount has been adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Code Section 415(d), as of the beginning of such taxable year. Should any Elective Contribution made to the Plan by the Employer on behalf of a Participant exceed Seven Thousand Dollars ($7,000), as so adjusted ("Excess Deferrals") on account of the Participant's Elective Contributions to another plan, contract or arrangement, the Participant may, not later than March 15 following the close of his taxable year, notify the Committee in writing of the amount of the Excess Deferral and the Committee thereafter shall cause such Excess Deferral (and income allocable thereto) to be distributed to such Participant, notwithstanding any Plan provision to the contrary, no later than the April 15 next following the close of the Participant's taxable year in which such Excess Deferral is made. In the event the Participant's Elective Contributions to the Plan and other plans, contracts or arrangements of an Employer or an Affiliated Company constitute Excess Deferrals, such Participant shall be deemed to have timely notified the Committee of the amount of such Excess Deferral as provided for in the preceding sentence and the appropriate Employers or Affiliated Companies shall notify the Committee on behalf of the Participant under these circumstances. The amount of Excess Deferrals which may be distributed to the Participant shall not exceed the Participant's Elective Contributions under the Plan during the Participant's taxable year.

                    In determining the amount of income allocable to Excess Deferrals, the following rules shall apply:

                    (a) The income allocable to Excess Deferrals for the taxable year in which the deferrals are made is the income for the Plan Year ending with or within said taxable year allocable to Elective Contributions for the Participant multiplied by a fraction, the numerator of which is the amount of Excess Deferrals made on behalf of the Participant for the Plan Year ending with or within said taxable year and the denominator of which is the balance of the Participant's Employee Elective Contribution Account as of the end of the Plan Year ending with or within said taxable year before adjustment of such Account as provided for in Subsection 6.04(3).

                    (b) No income shall be allocable to the Excess Deferrals for the period between the end of the Plan Year and the date of the distribution.

                    (c) For purposes of this Subsection, the income of the Plan shall mean all earnings, gains and losses computed in accordance with the provisions of Article VI.

          The amount of Excess Deferrals that may be distributed under this Subsection with respect to a Highly Compensated Employee for any taxable year of said Employee shall be reduced by any Excess Contributions previously distributed to the Employee attributable to such taxable year. In the event a distribution of Elective Contributions constitutes a distribution of Excess Contributions pursuant to Subsection 4.03(3) and a distribution of Excess Deferrals pursuant to this Subsection, the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and Excess Deferrals.

          4.03(8)   For purposes  of this  Section 4.03,  the following  terms shall have the following meanings:

                    (a) "Actual Deferral Percentage" (or "ADP") shall mean for the Highly Compensated Employees, as a group, and for the Non-Highly Compensated Employees, as a group, the average of the ratios (calculated separately for each such Employee Participant in such group) of the Elective Contributions, if any, made on behalf of each such Employee Participant for each Plan Year, to the Employee Participant's Total Compensation, as defined in Subsection 4.03(8)(e), for such Plan Year. For purposes of computing ADP, an Employee Participant who makes no Elective Contributions for a Plan Year shall be treated as making a zero percent contribution for the Plan Year.

                    In  calculating  ADP,  an Elective  Contribution  shall be taken into account for a Plan Year only if such Elective Contribution: (i) relates to Total Compensation that would have been received by the Employee Participant during such Plan Year (but for the salary reduction election) or is attributable to services performed by the Employee Participant during such Plan Year and would have been received by the Employee Participant within two and one-half (2-1/2) months after the close of such Plan Year (but for the salary reduction agreement); and (ii) is allocated to the Employee
Participant during such Plan Year. An Elective Contribution is treated as allocated as of a particular date during a Plan Year if allocation of such contribution is not contingent on participation in the Plan or the performance of services after such date and such contribution is paid to the Trust not later than twelve (12) months after the close of such Plan Year.

                    In calculating the ADP of a Highly Compensated Employee who participates in more than one plan maintained by an Employer or an Affiliated Company, all elective deferrals (as defined in Code Section
401(m)(4)) of such Highly Compensated Employee shall be aggregated for purposes of determining such percentage.

                    In calculating the ADP of a Highly Compensated Employee who has Excess Deferrals, such Excess Deferrals shall be treated as Elective Contributions for purposes of determining such percentage.

                    In calculating ADP, all elective deferrals (as defined in Code Section 401(m)(4)) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Subsection 4.03(1), such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.

                    (b) "Highly Compensated Employee" shall mean any employee, including any employees who are, pursuant to the requirements of Code Section 414(q)(6), to be treated as part of an Aggregated Family Group, as defined in Subsection 4.03(8)(f) hereof, of an Employer or Affiliated Company who is a highly compensated employee as defined in Code Section
414(q) and the regulations thereunder. Generally, any such employee is considered a Highly Compensated Employee if such employee:

                         (i)  was at any time during the current Plan Year  or
the prior Plan Year, a "five percent owner", as defined in Code Section 416(i)(1), with respect to an Employer;

                         (ii) received  Limitation Year  Compensation from the
Employer in excess of Seventy-Five Thousand Dollars ($75,000) as adjusted by the Secretary of Treasury pursuant to Code Section 414(q)(1) during the prior Plan Year or, during the current Plan Year if the employee is one of the one hundred (100) employees who receive the most Limitation Year Compensation from the Employer during the current Plan Year;

                         (iii)     received Limitation Year Compensation  from
the Employer in excess of Fifty Thousand Dollars ($50,000) as adjusted by the Secretary of Treasury pursuant to Code Section 414(q)(1), and was in the top-paid group of employees during the prior Plan Year, or during the current Plan Year if the employee is one of the one hundred (100) employees who receive the most Limitation Year Compensation from the Employer during the current Plan Year. An employee is in the top-paid group of employees for any Plan Year if such employee is in the group consisting of the top twenty percent (20%) of the employees when ranked on the basis of Limitation Year Compensation paid during the Plan Year. For purposes of determining the number of employees in the top-paid group, there shall not be included employees who have not completed six (6) months of service, normally work less than seventeen and one-half (17-1/2) hours per week, normally work during six (6) or less months per year, have not attained the age of twenty-one (21), are nonresident aliens with no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income (within the meaning of Code Section 861(a)(3)), or are * included in a unit of employees covered by a collective bargaining agreement (except to the extent provided in regulations);

                         (iv) was  at any time  during the prior Plan Year, or
during the current Plan Year if the employee is one of the one hundred (100) employees who receive the most Limitation Year Compensation from the Employer during the current Plan Year, an officer of an Employer who received Limitation Year Compensation for a Plan Year in excess of fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year (if no officer of an Employer has Limitation Year Compensation in excess of such amount, the officer having the highest Limitation Year Compensation for such Plan Year shall be treated as an officer). For purposes of this Subsection, not more than fifty (50) employees (or, if less, the greater of three (3) employees or ten percent (10%) of employees) shall be treated as officers.

                         For purposes of  this Section 4.03, "Limitation  Year
Compensation" shall have the same meaning as set forth in Subsection 5.07(7) hereof, subject to the following: (i) the determination of "Limitation Year Compensation" shall include amounts deferred pursuant to Code Sections 125, 401(k), 408(k)(6) and 403(b), and (ii) Limitation Year Compensation shall include compensation paid by any employer required to be aggregated with an Employer under Code Section 414(b), (c), (m) or (o).

                         A  Former Employee  who  is  an Employee  Participant
shall be treated as a Highly Compensated Employee if such Former Employee was a Highly Compensated Employee when he separated from service with the Employer or was a Highly Compensated Employee at any time after attaining age fifty-five (55). "Former Employee" shall mean a person who has been an employee, but who ceased to be an employee for any reason and later returned to employment with an Employer.

                    (c)  "Non-Highly   Compensated   Employee" shall mean each
Employee Participant who is not a Highly Compensated Employee.

                    (d)  "Employee   Participant"  shall  mean  each  Eligible
Employee who is a Participant.

                    (e) "Total Compensation" shall mean an Employee Participant's total compensation for services rendered to an Employer during the Plan Year, as reported in Box 10 on Form W-2 or other similar location on any successor federal wage statement as taxable for federal income tax purposes but determined without regard to any rules that limit the amount taken into account based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
Section 3401(a)(2)). Total Compensation shall not include amounts paid or reimbursed by an Employer or Affiliated Company for moving expenses incurred by an Employee Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee Participant under Code Section 217.

     In the event an employee begins, resumes or ceases to be an Employee Participant during a Plan Year, the amount of such Employee Participant's Total Compensation for the entire Plan Year that shall be taken into account for purposes of Section 4.03 shall not include that portion of the Employee's Total Compensation paid for any period prior to the Entry Date on which an Employee first becomes a Participant or the date on which a Participant resumes active participation hereunder or after the date that a Participant ceases to be an active Participant hereunder.

     Total  Compensation  shall  be  limited to  One  Hundred  Fifty  Thousand
Dollars ($150,000) or such higher amount to which such amount shall be adjusted by the Secretary of the Treasury or his delegate pursuant to Code
Section 401(a)(17)(B).

     Notwithstanding the foregoing, Total Compensation may be modified as follows:

     If elected by the Committee in accordance with Treasury Regulations, Total Compensation shall include any amount that is not currently includable in the Employee Participant's gross income by reason of an elective salary deferral pursuant to an Employer's cafeteria plan established pursuant to Code Section 125 or any other Employer plan established pursuant to Code
Section 401(k), including this Plan.

     If elected by the Committee in accordance with Treasury Regulations, Total Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, even if includable in gross income; provided, however, that if the Committee elects to exclude such amounts, a Self-Employed Individual's total Earned Income for the Plan Year shall be multiplied by a fraction, the numerator of which is the Total Compensation of all Non-Highly Compensated Employees (who are not Self-Employed Individuals) excluding the foregoing exclusions, and the denominator of which is the Total Compensation of all Non-Highly Compensated Employees (who are not Self-Employed Individuals) including the foregoing exclusions.

                    (f) "Aggregated Family Group" shall mean a family group of employees employed by an Employer required to be aggregated under Code
Section 414(q)(6) and regulations thereunder and shall include any member of the family, as defined in Code Section 414(q)(6) and regulations thereunder, of either (i) a five percent (5%) owner, or (ii) one of the ten (10) Highly Compensated Employees paid the greatest Limitation Year Compensation for the current Plan Year. Any spouse, lineal ascendant, lineal descendant, spouse of a lineal ascendant, or spouse of a lineal descendant of such a Highly Compensated Employee (a "Family Member") shall be included in the "Aggregated Family Group."

     4.04 Company Matching Contributions. As of the last day of each Plan Quarter, each Employer shall make a contribution (the "Company Matching Contribution") in cash or, if appropriate, in shares of Company Stock, to the Trust in such amount as may be determined by the Committee, to be allocated among the Company Matching Contribution Accounts of Participants in accordance with Section 5.01 hereof. In no event, however, shall any Company Matching Contribution for any Plan Quarter by any Employer be required. In addition, in no event, however, shall any Company Matching Contributions, when added to any Company Contributions and Elective Contributions, exceed the maximum deductible contribution under Code Section 404(a) including any amount which may be deductible by the Employer under the carryover provisions of the Code.

     4.05 Date of Payment and Allocation of Company Contributions, Company Matching Contributions and Elective Contributions. An Employer shall make its Company Contributions and Company Matching Contributions to the Trust Fund for a Plan Quarter as soon as administratively possible on or after the last day of such Plan Quarter. Company Contributions and Company Matching Contributions shall be deemed to have been made and shall be allocated to the Company Matching Contribution Accounts and Company Contribution Accounts of Eligible Participants in accordance with Sections 5.01 and 5.03 hereof as of the last day of the Plan Quarter for which they are made. An Employer shall make all Elective Contributions as provided for in Section 4.02 hereof to the Trust Fund as soon as such amounts reasonably can be segregated from the general assets of the Employer but in all events within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. Elective Contributions shall be deemed to have been made and shall be allocated to the Employee Elective Contribution Accounts of the Participants for whom they are made in accordance with Section 4.02 as of the last day of the Plan Quarter for which they are made.

     4.06 Limitation  on  Company  Matching  Contributions.    The limitations
described in this Section shall be determined in accordance with the applicable Sections of the Code and regulations thereunder.

          4.06(1) Notwithstanding any other provision of this Plan, the "Actual Contribution Percentage" (or "ACP") of Company Matching Contributions made to this Plan for Highly Compensated Employees during any Plan Year shall not exceed the greater of the limitations indicated below:

                    (a) One hundred twenty-five percent (125%) of the ACP for all Non-Highly Compensated Employees; or

                    (b) The lesser of (A) the sum of the ACP for all Non-Highly Compensated Employees plus two percent (2%), or (B) two hundred percent (200%) of the ACP for all Non-Highly Compensated Employees.

          4.06(2) The Committee may, at any time prior to or during a Plan Year, to the extent necessary to conform the Company Matching Contributions to the above limitations or, if applicable, the limitations of Subsection 4.06(8) hereof, reduce or eliminate prospectively the allocation of Company Matching Contributions for the benefit of Highly Compensated Employees. Such prospective elimination or reduction shall be applied among the Highly Compensated Employees who have elected Elective Contributions in such manner as the Committee, in its sole discretion, shall deem appropriate, taking into consideration the ability of any Highly-Compensated Employee to defer compensation under any non-qualified plan maintained by an Employer.

          4.06(3) In the event that following the end of the Plan Year, it is determined by the Committee that the Company Matching Contributions for Highly Compensated Employees exceed the limitations of Subsection 4.06(1), then the amount in excess of such limitation ("Excess Aggregate Contributions") (and income thereon) either shall be distributed to the Highly Compensated Employees, notwithstanding any Plan provision to the contrary, within two and one-half (2-1/2) months after the close of the Plan Year in which such Excess Aggregate Contributions occurred, or forfeited in accordance with the following rules: The Excess Aggregate Contributions shall first be applied to reduce the amount allocated to all those Highly Compensated Employees who have received an allocation of the highest percentage rate of Company Matching Contributions (that is, those Employees with the highest contribution ratio (expressed as a percentage of Total Compensation for such Plan Year) attributable to Company Matching
Contributions) to the percentage rate allocated to all those Highly Compensated Employees (including those Employees whose percentage rate was previously reduced) whose contribution ratio is at the next highest percentage rate of Company Matching Contributions, and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of contribution ratios until the reductions equal the Excess Aggregate Contributions and enable the Company Matching Contributions to conform to the limitations of Subsection 4.06(1). In applying the reduction, distribution and forfeiture rules of this Subsection 4.06(3), a Highly Compensated Employee's Excess Aggregate Contributions shall be distributed, if vested, or forfeited, if nonvested, in proportion to the Participant's vested and nonvested interests in all Company Matching Contributions. For purposes of the foregoing sentence, the Employee's Excess Aggregate Contributions attributable to the vested portion of the Highly Compensated Employee's Company Matching Contributions for any Plan Year shall be the product of (i) the amount of the Employee's Excess Aggregate Contributions (as adjusted for allocable income) multiplied by (ii) his vested percentage, determined as of the last day of said Plan Year. The amount of Excess Aggregate Contributions to be distributed to each affected Highly Compensated Employee or forfeited, as appropriate, is equal to the Company Matching Contributions on behalf of such Employee (prior to reduction of the Excess Aggregate Contributions), less the product of such Employee's ACP (after reduction for such Excess Aggregate Contributions) times such Participant's Total Compensation, rounded to the nearest one cent ($.01), and likewise is equal to the amount of reduction provided for hereinabove.

          4.06(4)   In determining  the amount of  income allocable to  Excess
Aggregate  Contributions  which  are  being  distributed  or  forfeited,   the
following rules shall apply:

                    (a) The income allocable to Excess Aggregate Contributions for the Plan Year in which the contributions are made is the income for the Plan Year allocable to Company Matching Contributions with respect to the Highly Compensated Employee multiplied by a fraction, the numerator of which is the amount of Excess Aggregate Contributions made on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the combined balance of the Participant's Company Matching Contributions Account as of the end of the Plan Year before adjustment of such Account as provided for in Subsection 6.04(3) hereof.

                    (b) No income shall be allocable to the Excess Aggregate Contributions for the period between the end of the Plan Year and the date of the distribution.

                    (c) For purposes of this Subsection, the income of the Plan shall mean all earnings, gains and losses computed in accordance with the provisions of Article VI.

          4.06(5) Notwithstanding anything to the contrary contained herein, in the case of a Highly Compensated Employee who is, pursuant to the requirements of Code Section 414(q)(6), to be treated as part of an Aggregated Family Group, the following rules shall apply:

                    (a) The ACP for the Aggregated Family Group shall be determined by aggregating the Company Matching Contributions and Total Compensation of all Family Members who are Employee Participants.

                    (b) If the limitations of Subsection 4.06(1) are exceeded, the ACP of the Aggregated Family Group shall be reduced as provided in Subsection 4.06(3) in order to comply with the limitations of Subsection 4.06(1), and if the provisions of Subsection 4.06(3) are applicable, Excess Aggregate Contributions shall be allocated among and forfeited or distributed to all of the Family Members in proportion to each such Family Member's Company Matching Contributions.

          4.06(6) In addition to or in lieu of the above procedures to conform Company Matching Contributions to the limitations of Subsection 4.06(1), the Employer may, in its sole discretion, contribute on behalf of any Participant who is a Non-Highly Compensated Employee additional contributions (which shall meet the requirements of Treasury Regulation
Section 1.401(m)-1(b)(5) (or any successor thereto), shall be treated as Elective Contributions and shall be allocated to such Participant's Employee Elective Contribution Account) to the extent necessary to insure that the limitations of Subsection 4.06(1) are met. Any such additional contributions shall be allocated in a manner proportionate to the Total Compensation of the affected Participants. Such additional contributions shall be immediately fully vested and subject to the distribution restrictions of Section 4.08 and
11.04 hereof, applicable to Elective Contributions. In addition, the Committee may designate that all or part of the Elective Contributions or Company Contributions, or both, allocated to a Participant's Accounts shall be included in the calculations under Subsection 4.06(1) to the extent necessary to insure that the limitations of Subsection 4.06(1) are met, provided such use complies with the requirements of Treasury Regulation
Section 1.401(m)-1(b)(5) (or any successor thereto). Any Elective Contributions or Company Contributions so designated shall not be included in the calculations under Subsection 4.03(1), shall be treated as Elective Contributions, shall be allocated to such Participant's Employee Elective Contribution Account, shall be immediately fully vested and, to the extent applicable, shall be subject to the distribution restrictions of Sections
4.08 and 11.04 hereof applicable to Elective Contributions.

          4.06(7)   For purposes  of this  Section 4.06,  the following  terms shall have the following meanings:

                    (a) "Actual Contribution Percentage" (or "ACP") shall mean for the Highly Compensated Employees, as a group, and for the Non-Highly Compensated Employees, as a group, the average of the ratios (calculated separately for each Employee Participant in such group) of the amount of Company Matching Contributions paid to the Trust on behalf of each such Employee Participant for each Plan Year to the Employee Participant's Total Compensation for such Plan Year. For purposes of computing ACP, an Employee Participant who makes no Elective Contributions for a Plan Year and who receives no Company Matching Contributions for a Plan Year shall be treated as having an ACP of zero for the Plan Year.

                    In  calculating ACP, a Company Matching Contribution shall be  taken  into  account  for  a  Plan  Year  only if  such  Company  Matching
Contribution:  (i) is made on account  of the Employee Participant's  Elective
Contributions for the Plan Year, (ii) is allocated to the Employee Participant during such Plan Year, and (iii) is paid to the Trust not later than the last day of the twelfth (12th) month following the close of such Plan Year.

                    In calculating ACP, all employee contributions and employer matching contributions (as defined in Code Section 401(m)(4)) of any Highly Compensated Employee who participates in more than one plan maintained by an Employer or an Affiliated Company shall be aggregated for purposes of determining such percentage.

                    In calculating ACP, all employee contributions and employer matching contributions (as defined in Code Section 401(m)(4)) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Subsection 4.06(1), such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.

                    (b) "Highly Compensated Employee," "Employee Participant," "Non-Highly Compensated Employee," "Total Compensation," "Aggregated Family Group," and "Family Member" shall all have the meanings set forth in Subsection 4.03(8).

                    (c)  "Aggregate Limit" shall mean the greater of:

                         (a)  the sum  of (i) 125% of  the greater  of the ADP
of the Non-Highly Compensated Employees (as a group) for the Plan Year or the ACP of the Non-Highly Compensated Employees (as a group) for the Plan Year and (ii) two percentage points plus the lesser of such ADP or ACP; or

                         (b)  the sum  of (i) 125% of the lesser of the ADP of
the Non-Highly Compensated Employees for the Plan Year or the ACP of the Non-Highly Compensated Employees for the Plan Year and (ii) two percentage points plus the greater of such ADP or ACP.

          4.06(8) If one or more Highly Compensated Employees participates in this Plan and the sum of the ADP and ACP of those Highly Compensated Employees exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees will be reduced in accordance with Subsection 4.06(3) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's Company Matching Contributions are reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests or to correct Excess Deferrals under Subsection 4.03(7) hereof. No reduction will be required under this Subsection if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

     4.07 Rollovers.

          4.07(1) With the consent of the Committee, "Rollover Contributions" in cash or such other form as may be permitted by the Committee may be received by the Trustee on behalf of any Eligible Employee or Participant. Such amounts shall be allocated and credited to a separate Account herein referred to as a "Rollover Account" as of the date on which such amounts were received by the Trustee. However, the transfer of such an amount to the Trustee will not cause such Eligible Employee to be eligible to participate in the Plan prior to the time specified in Section 3.01. Prior to the time such Eligible Employee becomes eligible to participate in the Plan, the Eligible Employee shall be treated as a Participant solely with respect to the amount in his Rollover Account.

          4.07(2) An amount credited to a Rollover Account (i) shall be held by the Trustee pursuant to the provisions of this Plan, (ii) shall be fully vested at all times and shall not be subject to forfeiture for any reason, and (iii) shall be distributed to the Eligible Employee, Participant or Beneficiary at such time and in the same manner as provided in this
Article IV or Article XI hereof for the distribution of a Participant's Accounts under the Plan.

          4.07(3) During the Plan Quarter in which the Rollover Contribution is initially received by the Plan, all of the balance of the Eligible Employee's or Participant's Rollover Account shall be segregated for investment purposes and any earnings thereon shall inure to the benefit of the Eligible Employee or Participant. Such segregated amounts may be temporarily held in cash, and as soon as practical, shall be deposited in a federally insured savings account, certificate of deposit or money market fund in a bank or savings and loan association, or invested and reinvested in direct obligations of the United States or other short term debt security acceptable to the Trustee, and the income thereon may be accumulated and invested and reinvested in such investments until the first day of the following Plan Quarter, at which time they shall be invested as directed by the Participant or Eligible Employee in accordance with the provisions of
Section 14.02 hereof.

          4.07(4)   For  purposes   of  this  Section,   the  term   "Rollover
Contributions" shall include:

                    (a) Amounts which are properly characterized as a qualifying rollover distribution (including a lump sum distribution) received by a person who is now an Eligible Employee or a Participant from another qualified plan, which amounts are eligible for tax free rollover treatment and which are transferred by the Eligible Employee or Participant to the Trustee of this Plan within sixty (60) days following receipt thereof;

                    (b) Amounts transferred to this Plan from an individual retirement account as defined in Code Section 7701(a)(37), provided that the individual retirement account contains no assets other than (1) assets which were previously distributed to the person who is now an Eligible Employee or a Participant by another qualified corporate (and, after December 31, 1983, qualified non-corporate) employer's plan as a qualifying rollover distribution (including a lump sum distribution) with respect to such person's service for such employer, which amounts were eligible for tax-free rollover treatment, and which amounts were deposited in such individual retirement account within sixty (60) days of receipt thereof, and (2) earnings on said assets; and

                    (c) Amounts distributed to a person who is now an Eligible Employee or a Participant from an individual retirement account meeting the requirements of Subsection 4.07(4)(b) above, and transferred by the Eligible Employee or Participant to this Plan within sixty (60) days of receipt thereof from such individual retirement account.

Prior to accepting any transfers to which this Section 4.07 applies, the Committee may require the Eligible Employee or Participant to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require that the Eligible Employee or Participant provide an opinion of counsel satisfactory to the Committee that the amounts to be transferred meet the requirements of this Section and will not jeopardize the tax exempt status of this Plan or the Trust Fund for any reason (including, but not limited to, the failure of the amount to be excluded from the definition of annual addition in Code Section 415(c)(2), thereby causing the annual addition to the Account to exceed the permissible limits of Code Section 415, or to create adverse tax consequences to an Employer).

     4.08 In-Service Withdrawals.

          4.08(1) Hardship Withdrawals of Elective and Company Matching Contributions. Subject to the provisions of Subsection 4.08(2), upon application by a Participant, the Committee may, in accordance with the provisions of this Subsection, permit such Participant to withdraw all or a portion of such Participant's Elective Contributions (and earnings on such contributions prior to September 1, 1988, if any) or Company Matching Contributions (including Company Contributions made under the Tax Benefit
Plan), or both, if the Committee determines that the Participant has suffered a Hardship. For purposes hereof, "Hardship" shall mean an immediate and heavy financial need of the Participant on account of (i) medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse or dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care as described in Code
Section 213(d), (ii) purchase (excluding mortgage payments) of a principal residence of the Participant, (iii) payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant or such Participant's spouse, children or dependents (as defined in Code Section 152), or (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence. Notwithstanding the foregoing, in no event shall a Hardship withdrawal of any amount allocated to a Participant's Account pursuant to Subsection 4.03(6) or 4.06(6) be permitted.

                    The following provisions shall apply with respect to Hardship withdrawals:

                    (a) Application for withdrawal must be made in writing on a form approved by the Committee, and must set out in detail the circumstances establishing that the proposed withdrawal is for a Hardship.

                    (b)  The   Committee's   determination  of   whether   the
application meets the requirements of this Section shall be final and conclusive, and in making such determination, the Committee shall follow uniform and nondiscriminatory rules.

                    (c)  If the  Committee is satisfied  that the  application
meets  the  requirements  of  this  section   and  the  Code  and  regulations
thereunder, the application shall be granted.

                    (d) A withdrawal shall not be permitted unless the Committee determines the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans (determined at the time of the loan) currently available under all plans maintained by the Employer or any Affiliated Company, and in no event will such payment exceed the amount required to meet such financial need plus an amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from such payment.

                    (e) Any withdrawal shall terminate the Participant's right to make Elective Contributions and employee contributions to this Plan or "Any Other Plans Maintained by the Employer" until the first day of the first payroll period of the Plan Quarter which commences at least twelve (12) months following such withdrawal. For purposes hereof, "Any Other Plans Maintained by the Employer" shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer, including a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code Section 125.

                    (f) Any Participant receiving a withdrawal under this Subsection 4.08(1) shall be prohibited from making Elective Contributions during the Plan Year following the Plan Year in which such withdrawal was received in excess of the limitation set forth in Subsection 4.03(7) minus the amount of the Participant's Elective Contributions for the Plan Year in which the withdrawal was received.

          4.08(2) Procedure for Withdrawals. All withdrawals under Subsection 4.08(1) shall be subject to Committee approval. All withdrawals under this Section 4.08 shall require a written request for withdrawal on such forms as the Committee shall prescribe. If any withdrawal under this
Section 4.08 is less than the entire amount which is available for withdrawal at such time from the Employee Elective Contribution and Company Matching Contribution Accounts, then such Participant must withdraw a minimum amount equal to Five Hundred Dollars ($500.00). Any withdrawal shall be made from a Participant's Accounts in the following order of priority, provided at the time of such withdrawal such Participant either (i) has an amount credited to such Account, or (ii) is entitled to withdraw from such Account: Such Participant's Company Matching Contribution Account; and such Participant's Employee Elective Contribution Account. When an application for withdrawal is granted under the provisions of this Subsection, the Committee shall give such directions to the Trustee as shall be appropriate to effectuate the distribution in accordance with the terms hereof of the amount withdrawn.

The date of withdrawal payment shall be specified by the Committee. Withdrawals shall be paid in the form of a single lump sum. A Participant's Account shall, for purposes of determining its current value at the time of withdrawal, be based on the value as of the Valuation Date preceding the effective date of the withdrawal. For purposes of allocating appreciation or depreciation of the Trust Fund and income of the Trust Fund, where appropriate, any withdrawal pursuant to this Article IV shall be subtracted from the Participant's Account balance at the beginning of the Valuation Period in which the withdrawal occurs.

          4.08(3) Spousal Consent to Withdrawals. Notwithstanding anything to the contrary contained in this Section 4.08, if, at the time a withdrawal is to be paid to a married Participant, the value of his Accounts (including amounts in his Accounts that are not being withdrawn) is equal to or exceeds $3,500, the Participant's spouse must, within the 90-day period before withdrawal amounts are to be paid, consent to the payment of the withdrawal amount. The spouse's consent to any such withdrawal (i) must be in writing,
(ii) must consent to the lump sum form of payment, (ii) must acknowledge the effect of the consent and be witnessed by a Plan representative or notary public, and (iv) shall be irrevocable.


                                  ARTICLE V

                     ALLOCATION TO PARTICIPANTS' ACCOUNTS

     5.01 Method of Allocating Company Matching Contributions.

          5.01(1)   Subject  to  Sections  4.06,  5.04,  5.05  and  5.06   and
Subsection 20.03(2) hereof, the Company Matching Contribution made for each Plan Quarter shall be allocated as of the last day of such Plan Quarter among the Company Matching Contribution Accounts of all Participants who were Eligible Employees for all or any part of such Plan Quarter and who elected to have made on their behalf Elective Contributions during such Plan Quarter. Each Participant's allocable share of Company Matching Contributions shall be in the proportion that the Elective Contributions made on his behalf for such Plan Quarter that were not otherwise distributed or withdrawn pursuant to the provisions of Section 4.03 or 4.08 hereof bears to the total Elective Contributions made on behalf of all Participants for such Plan Quarter that were not otherwise distributed or withdrawn pursuant to the provisions of
Section 4.03 or 4.08 hereof. Notwithstanding the foregoing, if Company Matching Contributions have been allocated to a Participant's Company Matching Contribution Account and it is later determined that such Company Matching Contributions are attributable to Excess Contributions or Excess Deferrals, such Company Matching Contributions shall be forfeited and such Forfeitures shall be allocated as provided in Section 5.03 hereof.

          5.01(2)   Any amounts of Company Matching Contributions credited  to a Participant's Company Matching Contribution Account shall, for all purposes and in all respects, be fully vested and nonforfeitable.

          5.01(3)   If, during  a Plan Quarter,  a Participant is  transferred from one Employer to another Employer, such Participant's share of each Employer's Company Matching Contributions shall be determined on the basis of the Elective Contributions made on behalf of such Participant for the portion of the Plan Quarter that such Participant was employed by such Employer.

     5.02 Allocation to a Participant Transferred to an Affiliated Company Which Has Not Adopted the Plan. Notwithstanding any other provisions of the Plan to the contrary, if a Participant who is an Eligible Employee ceases to be an Eligible Employee or is transferred from an Employer to an Affiliated Company, he shall continue to participate in the Plan as provided in Section
5.08 hereof as a Participant who has elected a voluntary suspension of Elective Contributions. If such Participant is subsequently reemployed by an Employer or returns to Eligible Employee status, he shall be eligible to elect to have made on his behalf Elective Contributions from and after the day on which occurs such transfer back to an Employer or return to Eligible Employee status, provided he complies with the provisions of Section 4.02 of the Plan.

     5.03 Method of Allocating Company Contributions.

          5.03(1) Subject to Sections 5.04, 5.05 and 5.06 and Subsection 20.03(2) hereof, the total Company Contribution made for each Plan Quarter and any Forfeitures pursuant to Subsection 5.01(1) or Section 12.06 hereof shall be allocated as of the last day of such Plan Quarter among the Company Contribution Accounts of all Participants who were Eligible Employees for all or any part of such Plan Quarter. Each such Participant's allocable share of Company Contributions and any Forfeitures shall be in the proportion that his Compensation while an Eligible Employee for such Plan Quarter bears to the total Compensation of all such Participants while Eligible Employees for such Plan Quarter.

          5.03(2)   Any  amounts   credited   to   a   Participant's   Company
Contribution Account shall, for all purposes and in all respects, be fully vested and nonforfeitable.

          5.03(3)   If, during  a Plan Quarter,  a Participant is  transferred from one Employer to another Employer, such Participant's share of each Employer's Company Contributions shall be determined on the basis of the Compensation received by such Participant from each such Employer.

     5.04 Limitation on Annual Additions.

          5.04(1) Notwithstanding any other provision of the Plan, the sum of the Annual Additions to a Participant's Account for any Limitation Year shall not exceed the lesser of: (i) Thirty Thousand Dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code Section 415(b)(1)(A) as in effect for the Limitation Year, or (ii) twenty-five percent (25%) of such Participant's Limitation Year Compensation for the entire Limitation Year (even though such Participant may not have been a Participant for the entire Limitation Year). If a Limitation Year is less than a 12-consecutive month period, the above dollar limitations for the short Limitation Year shall not exceed the amount determined in the preceding sentence multiplied by a fraction, the numerator of which is the number of whole months in the short Limitation Year and the denominator of which is twelve (12). The term "Annual Additions" to a Participant's Account for any Limitation Year shall mean the sum of:

                    (a) such Participant's allocable share of the Company Contributions and Company Matching Contributions credited to such Participant within such Limitation Year; and

                    (b) the amount of such Participant's Elective Contributions (including any amounts characterized as Excess Contributions and amounts characterized as Excess Deferrals, if such Excess Deferrals are not distributed as provided for in Subsection 4.03(7) hereof), and Excess Aggregate Contributions under the Plan, if any, for such Limitation Year; and

                    (c) such Participant's allocable share of Forfeitures, if any, credited to such Participant within such Limitation Year; and

                    (d)  any  amount   allocated  to  an  "individual  medical
account," as defined in Code Section 415(l)(2), which is part of a Defined Benefit Plan maintained by an Employer; and

                    (e) any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by an Employer.

          Solely for purposes of this Section 5.04, the determination of a Participant's Elective Contributions and after-tax employee contributions, if any, for a Limitation Year shall exclude the items set forth in Sections 1.415-6(b)(3)(i)-(iv) of the Income Tax Regulations, and the determination of a Participant's allocable share of Company Matching Contributions, Company Contributions and Forfeitures, if any, for a Limitation Year shall exclude any Company Matching Contributions, Company Contributions, Elective Contributions, if any, and Forfeitures, if any, allocated to such Participant for any of the reasons set forth in Sections 1.415-6(b)(2)(ii)-(vi) of the Income Tax Regulations (except as otherwise provided in such Sections).

          5.04(2) In the event that as a result of: (i) a reasonable error in estimating Participant's Limitation Year Compensation, or (ii) other facts and circumstances which the Internal Revenue Service finds justify the availability of the provisions of this Subsection 5.04(2) and Subsections 5.04(3) and 5.04(4), it is determined that, but for the limitations contained in Subsection 5.04(1), the Annual Additions to a Participant's Account for any Limitation Year would be in excess of the limitations contained herein, such Annual Additions shall be reduced to the extent necessary to bring such Annual Additions within the limitations contained in Subsection 5.04(l) by reducing such Participant's allocable share of Forfeitures, if any, and Company Contributions for the Plan Year ending within such Limitation Year, then by reducing such Participant's allocable share of Company Matching Contributions for the Plan Year ending within such Limitation Year, and then by reducing Elective Contributions made on such Participant's behalf for the Plan Year ending within such Limitation Year and distributing such Elective Contributions (and income attributable to such Contributions) to the Participant.

          5.04(3) If, and to the extent that the amount of any Participant's allocable share of Forfeitures, if any, or Company Contributions or Company Matching Contributions, if any, pursuant to Sections
4.01 and 4.04 hereof or such Participant's Elective Contributions are reduced in accordance with the provisions of Subsection 5.04(2) above, the amount of such reduction shall be used to reduce the applicable contributions made for such Participant for the next Limitation Year (and succeeding Limitation Years, as necessary), if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then such amounts shall be maintained in a separate suspense account under the Trust for the Limitation Year and allocated and reallocated in the next Limitation Year among all of the remaining Participants in the Plan in the manner prescribed in Section
5.03 for the allocation of any Company Contributions. If in said next Limitation Year, after the allocations as provided for herein, there are any amounts remaining which cannot be allocated to any Participant as a result of the limitations contained herein, such amount shall be maintained in a separate suspense account under the Trust to be used to reduce Company Contributions in the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan.

          5.04(4)   Any  suspense account established pursuant to this Section
5.04 shall not be adjusted to reflect net income, loss, appreciation or depreciation in the value of the Trust Fund as provided for an Employee's regular Accounts pursuant to Section 6.04 of the Plan. Notwithstanding any other provision of the Plan to the contrary, in the event amounts are credited to a suspense account, no Company Contributions, Company Matching Contributions or Elective Contributions shall be made to the Plan for a Plan Year while there are any amounts in such separate suspense accounts attributable to prior Plan Years which cannot be allocated to Participants in accordance with the terms of this Subsection.

     5.05 Limitations on Annual Additions for Employers or Affiliated Companies Maintaining Other Defined Contribution Plans. In the event that any Participant in this Plan is also a participant under any other Defined Contribution Plan maintained by an Employer or an Affiliated Company (whether or not terminated), the total amount of Annual Additions to such Participant's accounts under all such Defined Contribution Plans shall not exceed the limitations set forth in Subsection 5.04(1) hereof. If such total amount of Annual Additions to a Participant's accounts under all such Defined Contribution Plans does exceed the limitations set forth in Subsection 5.04(1) hereof, then the Annual Additions to such Participant's Accounts in this Plan shall be reduced, and such reduction shall be accomplished in accordance with the provisions of Section 5.04 hereof.

     5.06 Limitations on Annual Additions for Employers or Affiliated Companies Maintaining Defined Benefit Plans. In the event that any
Participant under this Plan is a participant under one or more Defined Benefit Plans maintained by an Employer or an Affiliated Company (whether or not terminated), then the sum of the Defined Benefit Plan Fraction for such Limitation Year and the Defined Contribution Plan Fraction for such
Limitation Year shall not exceed one (1.0). If the sum of the Defined Benefit Plan Fraction for any Limitation Year and the Defined Contribution Plan Fraction for such Limitation Year does exceed one (1.0), then such Participant's benefits under the Defined Benefit Plan shall be reduced in accordance with the requirements of Code Section 415 and the applicable regulations thereunder to the extent necessary to comply with the limitations set forth in this Section.

     5.07 Definitions  for   Purposes  of  Determining   the  Annual  Addition
Limitations.   For purposes of Sections  5.04, 5.05 and  5.06 hereof and  this
Section 5.07, the following definitions shall apply:

          5.07(1) "Retirement Plan" shall mean (a) any profit-sharing, pension or stock bonus plan described in Code Sections 401(a) and 501(a), (b) any annuity plan or annuity contract described in Code Section 403(a) or 403(b), and (c) any simplified employee pension plan described in Code
Section 408(k).

          5.07(2)   "Defined  Benefit Plan"  shall  mean any  Retirement  Plan which does not meet the definition of a Defined Contribution Plan.

          5.07(3) "Defined Benefit Plan Fraction" shall mean a fraction calculated in accordance with Code Section 415(e)(2). Notwithstanding the preceding sentence, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by an Employer or an Affiliated Company which were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction will not be less than 125 percent of the sum of the projected annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

          5.07(4) "Defined Contribution Plan" shall mean a Retirement Plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains or losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account. For purposes of Sections 5.04, 5.05 and 5.06, a Participant's voluntary nondeductible contributions to a Defined Benefit Plan shall be treated as being part of a separate Defined Contribution Plan.

          5.07(5) "Defined Contribution Plan Fraction" shall mean a fraction calculated in accordance with Code Sections 415(e)(3), (4) and (6). If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by an Employer or an Affiliated Company which were in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of the Defined Contribution Plan Fraction, will be permanently subtracted from the numerator of the Defined Contribution Plan Fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                    The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

          5.07(6)   "Limitation Year" shall mean the Plan Year.

          5.07(7) "Limitation Year Compensation" shall mean an Employee Participant's total compensation for services rendered to an Employer during a Limitation Year, as reported in Box 10 on Form W-2 or other similar location on any successor federal wage statement as taxable for federal income tax purposes but determined without regard to any rules that limit the amount taken into account based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation shall not include amounts paid or reimbursed by the Employer or Affiliated Company for moving expenses incurred by an Employee Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee Participant under Code Section 217.

     5.08 Cessation of Eligible Employee Status.   Subject to the exception at
Section 5.02, if any Participant does not incur a Termination of Employment but ceases to be an Eligible Employee as defined in Section 2.14 hereof, then, during the period that such Participant is not an Eligible Employee as defined in such Section 2.14 hereof: (i) such Participant shall not have any Elective Contributions made on his behalf, (ii) except for any Company Contributions pursuant to Section 4.01 or Company Matching Contributions pursuant to Section 4.04 hereof owing for the Plan Quarter in which such Participant ceases to be an Eligible Employee, such Participant shall not receive any further allocation of any Company Contributions and Forfeitures, if any, or Company Matching Contributions, if any, under the Plan pursuant to Sections 5.01 and 5.03, and (iii) such Participant's Accounts shall continue to share in the earnings or losses of the Trust Fund.


                                  ARTICLE VI

                     ACCOUNTS AND VALUATION OF TRUST FUND

     6.01 Participant's Accounts. The assets of the Trust Fund shall constitute a single fund in which each Participant, Beneficiary or Alternate Payee shall have his proportionate interest as provided in this Plan. The Committee shall maintain, or cause to be maintained, with respect to each Employer, individual Accounts for each Participant, Beneficiary or Alternate Payee. A Participant shall have a Company Contribution Account, a Company Matching Contribution Account, and an Employee Elective Contribution Account, and, if applicable, an ESOP Employer Contribution Account and/or an ESOP Employee Contribution Account and/or a Rollover Account, and, where appropriate, an Alternate Payee shall have a QDRO Account. Each Account shall reflect the credits and charges allocable thereto in accordance with the Plan. The Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms and methods of accounting shall be entirely in the hands of and subject to the supervision of the Committee.

     6.02 Accounts of Participants Transferred to an Affiliated Company Which Has Not Adopted the Plan. If a Participant is transferred to an Affiliated Company, the amount in the Trust which is credited to his Accounts shall continue to share in the earnings or losses of the Trust Fund, and such Participant's rights and obligations with respect to such Accounts shall be governed by the provisions of the Plan and Trust.

     6.03 Valuation of the Trust Fund and Account Statements.

          6.03(1) Within a reasonable time after each Valuation Date, the Committee shall have the Trustee prepare a statement of the condition of the Trust Fund as of the close of business of such Valuation Date setting forth:
(i) the assets of the Trust Fund as of such Valuation Date, and the cost and current value thereof as defined in ERISA Section 3(26) (the "Current Value"), and (ii) all investments, receipts, disbursements and other transactions effected by it during the Valuation Period. The Current Value of any shares of Company Stock that are not readily tradeable on an established securities market shall be determined by an independent appraiser meeting requirements similar to the requirements of the Treasury Regulations under Section 170(a)(1) of the Code. This statement shall be delivered to the Committee. As soon as practicable after each Valuation Date, the Committee shall cause to be prepared, and shall deliver to each Participant, Beneficiary or Alternate Payee, a report disclosing the status of each such individual's Accounts in the Trust Fund.

          6.03(2) The Trustee's determination of the Current Value of the assets in the Trust Fund and the Committee's charges or credits to the individual Accounts with respect to Participants, Beneficiaries or Alternate Payees, as provided in Section 6.04, shall be final and conclusive on all persons ever interested hereunder.

     6.04 Periodic Determination of Participant's Accounts.

          6.04(1) Allocations in General. For the purpose of making allocations as of any Valuation Date, except as otherwise provided herein, the Net Earnings and Adjustments in Value of the Trust Fund shall be allocated pursuant to Subsection 6.04(3) below, the Net Earnings and Adjustments in Value of the Cash Dividend Account shall be allocated pursuant to Subsection 6.04(4)(c) hereof, Rollover Contributions received during such Valuation Period shall be allocated pursuant to Subsection 4.07(1) hereof, and Elective Contributions, Company Contributions and Company Matching Contributions made for such Valuation Period shall be allocated pursuant to
Section 4.05 hereof. Whenever an allocation or credit is required to be made hereunder, it shall be made by the Committee, or at the Committee's direction and subject to its supervision.

          6.04(2)   Determination of Net Earnings and Adjustments In Value.

                    (a) "Net Earnings and Adjustments in Value of the Trust Fund" for a particular Valuation Period means the Current Value of the Trust Fund as of the Valuation Date (determined pursuant to Section 6.03 hereof) less the sum of:

                         (i)  The total  of all  Account balances respectively
as of the first (1st) day of such Valuation Period of all Participants, Beneficiaries and Alternate Payees as of such time whose Accounts had not been segregated under Subsection 4.07(3) hereof; and

                         (ii) Company    Contributions,    Company    Matching
Contributions, Elective Contributions and Rollover Contributions for the Valuation Period under consideration, to the extent that such Company Contributions, Company Matching Contributions, Elective Contributions and Rollover Contributions were actually paid over to the Trustee and not otherwise distributed to Participants, Beneficiaries or Alternate Payees prior to the close of such Valuation Period; and

                         (iii)     The amount  credited to  the Cash  Dividend
Account as of such Valuation Date.

                    (b) "Net Earnings and Adjustments in Value of the Cash Dividend Account" means the Current Value of the Cash Dividend Account as of the Valuation Date (determined pursuant to Section 6.03 hereof) less the sum of:

                         (i)  The Cash  Dividend  Account  balance as  of  the
first (1st) day of such Valuation Period; and

                         (ii) All  cash   dividends  credited   to  such  Cash
Dividend Account which were actually paid over to the Trustee during such Valuation Period and not otherwise distributed prior to the close of such Valuation Period.

          6.04(3) Allocation of Net Earnings and Adjustments in Value of the Trust Fund. Subject to the provisions of Subsections 6.04(2) and 6.04(4) hereof, the Net Earnings and Adjustments in Value of the Trust Fund for a particular Valuation Period shall be allocated as of the Valuation Date to those Accounts that had not, for such Valuation Period been segregated under Subsection 4.07(3) hereof, and the total value of which had not been distributed prior to the Valuation Date, as follows: Such Net Earnings and Adjustments in Value of the Trust Fund shall be credited to or charged against such Accounts in proportion to the average funds credited to each such Account during such Valuation Period.

          6.04(4)   Payment of Cash Dividends.

                    (a)  Notwithstanding  the  foregoing  provisions  of  this
Article VI, any cash dividends received by the Trustee with respect to shares of Company Stock held under the Plan on the record date for such dividends and allocated under the Plan to one or more of the Accounts of the Participants (whether or not so allocated on such record date), shall be credited, as of the effective date of receipt by the Trustee of such cash dividends, to a Cash Dividend Account maintained under the Trust.

                    (b) (i) Any such cash dividends credited to the Cash Dividend Account shall, notwithstanding any other provisions of the Plan to the contrary, be held by the Trustee in cash or cash equivalents, including money market investments, as selected by the Trustee until distributed as hereinafter provided. The cash dividends credited to the Cash Dividend Account (but no earnings attributable to such cash dividends) shall be allocated among the Participants on the basis of the cash dividends received by the Trustee with respect to the Company Stock which was, on the record date for such dividends, allocated (or scheduled to be allocated as of the last day of such Plan Quarter) to each such Participant's Accounts.

                         (ii) As of the date  of receipt of  such dividends by
the Trustee, so long as such Participant is an Employee of an Employer, the "allowable amount" of the cash dividends allocable to a Participant shall be distributed in cash to such Participant in six (6) equal installments corresponding to the Sponsoring Company's six (6) payroll periods which begin no later than the third (3rd) payroll period following the payroll period in which the Trustee receives such dividends.

                         (iii)     For    purposes    of    this    Subsection
6.04(4)(b), except as provided in the next succeeding sentence, the "allowable amount" of cash dividends shall equal an amount not to exceed the lesser of (1) fifteen percent (15%) of such Participant's Compensation scheduled to be paid for the six (6) payroll periods referred to herein on the basis of his Compensation as of the last day of the Plan Quarter immediately preceding the date on which said dividend is received by the Trustee, or (2) one-fourth (1/4) of the annual limitation on Elective Contributions pursuant to Subsection 4.03(7) hereof as in effect on the date on which payment of such dividend commences as provided herein. However, a Participant may, if he so elects, receive a distribution of the entire amount of cash dividends allocable to such Participant in lieu of the "allowable amount" described in the preceding sentence. Said election shall be made by April 1, 1995, effective as of the Effective Date, for dividends payable between March 1, 1995 and December 31, 1995, and thereafter on or prior to each December 31, for dividends payable during the next calendar year.

                         (iv) If a  Participant terminates employment for  any
reason while there are cash dividends allocable and distributable to him remaining undistributed, the remaining balance of said cash dividends shall be paid to the Participant (or his Beneficiary) in a lump sum payment as soon as administratively possible following such Participant's employment termination. If a Participant has terminated employment, the entire amount of any cash dividends received by the Trustee for the benefit of that Participant after employment termination shall be paid to such Participant (or his Beneficiary) in a lump sum as soon as administratively possible following the Trustee's receipt of said dividend.

                    (c) The Net Earnings and Adjustments in Value of the Cash Dividend Account for a particular Valuation Period shall be used to purchase Company Stock as soon as possible following the last day of such Valuation Period for the benefit of any Participant who will not receive a distribution of his Accounts as of the last day of such Valuation Period. The Company Stock purchased under this paragraph (c) shall, as of the last day of the Valuation Period in which said Company Stock was purchased, be allocated among and credited to the Accounts of the Participants for whose benefit said shares were purchased, in the proportion that the number of shares of Company Stock credited to each Account of each such Participant as of the last day of the Valuation Period to which said Net Earnings and Adjustments in Value apply bears to the total number of shares of Company Stock credited to all Accounts of all such Participants as of the last day of the Valuation Period to which said Net Earnings and Adjustments in Value apply.

                    (d) Payment of cash dividends to Participants pursuant to this Subsection 6.04(4) shall be made by the Sponsoring Company, on behalf of the Trustee, through the issuance of checks on an account of the Sponsoring Company. As soon as possible following the receipt by the Trustee of evidence of clearance of the checks issued by the Sponsoring Company to Participants, the Trustee shall pay to the Sponsoring Company the dividend amounts represented by those checks. In no event shall the Trustee pay dividend amounts to the Sponsoring Company prior to receipt of proof that the Participant had already received said dividend amount from the Sponsoring Company.

          6.04(5) Computations. All of the computations required to be made under the provisions of this Article VI, when made, shall be conclusive with respect thereto and shall be binding upon all the Participants, Beneficiaries, Alternate Payees, and all other persons ever having an interest in the Trust Fund.

     6.05 Correction of Participants' Accounts. If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Committee, as authorized by Section 13.05 hereof, shall make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, an Employer may, in its discretion, make a special contribution to the Plan which shall be allocated by the Committee only to the Accounts of a Participant as is necessary to correct such error or omission.


                                 ARTICLE VII

                             RETIREMENT BENEFITS

     A  Participant who  continues  in  the  Employer's employment  after  his
Retirement Date shall continue to be a Participant in the Plan until his actual retirement. In addition, any Participant who has retired under the Retirement Plan for Employees of Southwestern Public Service Company and has immediately commenced the receipt of monthly retirement income from said Retirement Plan shall be deemed to have retired under this Article VII. Upon actual retirement on or after his Retirement Date or as otherwise provided herein, a Participant shall be entitled to the benefits provided for in this
Article VII. Subject to the provisions of Subsections 11.01(2), 11.02(1) and 12.03(2) hereof, any Participant who becomes entitled to benefits under this
Article VII shall receive benefits equal to the total amounts in his Accounts valued as of the Valuation Date coinciding with or immediately following the date on which such Participant becomes entitled to such benefits. Payment upon retirement shall be made by the Trustee at the direction of the Committee at the time and manner provided in Article XI hereof.

                                 ARTICLE VIII

                             DISABILITY BENEFITS

     8.01 Disability Retirement Benefits. If a Participant retires by reason of Total and Permanent Disability while in the employ of an Employer or an Affiliated Company or on Leave of Absence, subject to the provisions of Subsections 11.01(2), 11.02(1) and 12.03(2) hereof, he shall be entitled to receive benefits equal to the total amounts in his Accounts valued as of the Valuation Date coinciding with or immediately following the date on which such Participant retires on account of Total and Permanent Disability. However, if distribution is delayed because the Participant's Account balances exceed $3,500, such distribution shall be based upon the balance in such Participant's Accounts as of the Valuation Date coinciding with or immediately preceding the earlier of (i) the date of the Participant's election to receive such distribution, or (ii) the date on which such Participant attains age sixty-five (65) or dies. Payments resulting from a Participant's retirement on account of Total and Permanent Disability shall be made by the Trustee at the direction of the Committee at the time and in the manner provided in Article XI hereof.

     8.02 Determination of Disability. The Committee shall determine whether a Participant has suffered Total and Permanent Disability, and its determination in that respect is binding upon the Participant, provided that the Committee may rely upon professional medical advice in making such determination. In making its determination, the Committee may require the Participant to submit to medical examinations by doctors selected by the
Committee. The provisions of this Article VIII shall be uniformly and consistently applied to all Participants.


                                  ARTICLE IX

                                DEATH BENEFITS

     9.01 Death Benefits. Upon the death of a Participant while in the employ of an Employer or an Affiliated Company or on Leave of Absence, subject to the provisions of Subsections 11.01(2), 11.02(1) and 12.03(2) hereof, his Beneficiary, determined in accordance with Section 9.02 hereof, shall receive, provided proper proof of death has been filed with the Committee, the full amount of his Accounts as of the Valuation Date coinciding with or immediately following the date on which the Participant dies.

          Upon the death of a Participant who is no longer employed by an Employer or an Affiliated Company, his Beneficiary, determined in accordance with Section 9.02, shall receive the balance of such Participant's Accounts as of the Valuation Date coinciding with or immediately following the date on which the Participant died.

          Payments resulting from the death of a Participant shall be made by the Trustee at the direction of the Committee at the time and in the manner provided in Article XI hereof.

     9.02 Designation of Beneficiaries.

          9.02(1) Subject to the provisions of Section 3.06 and Subsections 9.02(2) and 12.03(2) hereof, each Participant may designate a Beneficiary or Beneficiaries, and contingent Beneficiary or Beneficiaries, if desired, including the executor or administrator of his estate, to receive his interest in the Trust Fund in the event of his death, but the designation of a Beneficiary shall not be effective for any purpose unless and until it has been filed with the Committee on the form provided therefor. If the Participant has a surviving spouse and the surviving spouse consented to the naming of another Beneficiary in accordance with Subsection 9.02(2) hereof, but the deceased Participant failed to name a Beneficiary in the manner herein prescribed, or the Beneficiary or Beneficiaries so named predecease the Participant, the amount, if any, which is payable hereunder in respect of such deceased Participant shall be paid to the surviving spouse. If the Participant does not have a surviving spouse and the deceased Participant failed to name a Beneficiary in the manner herein prescribed, or the Beneficiary or Beneficiaries so named predecease the Participant, the amount, if any, which is payable hereunder in respect of such deceased Participant shall be paid to either (i) the spouse of the deceased Participant, (ii) the surviving children of the deceased Participant or on their behalf as provided in Section 11.03 below, (iii) any one or more or all of the next-of-kin of the deceased Participant in such proportions as the Committee may determine, or (iv) the legal representative or representatives of the estate of the deceased Participant. Notwithstanding the foregoing, the Committee may elect to have a court of applicable jurisdiction determine to whom a payment or payments should be made. Any payment made to any person pursuant to the power and discretion conferred upon the Committee by the preceding sentence shall operate as a complete discharge of all obligations under the Plan in respect of such deceased Participant and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

                    Subject to the provisions of Subsection 9.02(2) below, a Participant may from time to time change any Beneficiary designated by him without notice to such Beneficiary, under such rules and regulations as the Committee may from time to time promulgate, but the last Beneficiary designation filed with the Committee shall control.

          9.02(2) With respect to a Participant who has been credited with an Hour of Service on or after August 23, 1984, notwithstanding any other provision herein to the contrary, but subject to the provisions of Subsection 12.03(2) hereof, if, as of such Participant's death, such Participant is married, such Participant's Accounts shall, on his death, be paid to the surviving spouse to whom he was married at the date of his death unless the surviving spouse has made a Qualified Consent to the payment of any or all of said Accounts to a designated Beneficiary other than the surviving spouse. "Qualified Consent" means an irrevocable written consent executed by the Participant's spouse which acknowledges the effect of the consent and is witnessed by a Plan representative or a notary public. A Participant may, after obtaining a Qualified Consent, change his Beneficiary designation as permitted by Subsection 9.02(1) above, but any such change is subject to the requirements of this Subsection 9.02(2) and will require another Qualified Consent should the spouse, if surviving, not be the sole Beneficiary of all amounts in the Account. A Qualified Consent is effective only with respect to the spouse who executes it. If the Plan Administrator is satisfied that there is no spouse, or that the spouse cannot reasonably be located, or in such other circumstances as permitted by governmental regulations, no Qualified Consent shall be required as a condition to payment, under Section
9.01 hereof, to a Beneficiary who is not the surviving spouse.

          9.02(3) Where a Participant's spouse fails to survive the Participant and has a community interest in a portion of the Participant's vested interest at the spouse's death, and where the Participant may not lawfully retain and dispose of the whole interest including the community interest of the non-participating spouse, the non-participating spouse shall be deemed a Participant entitled to make a Beneficiary designation of his or her community share; however, the funds shall not be available out of the Trust until the Participant becomes entitled and the method of payment shall not be controlled by the method of payment provided for in the Plan. In the absence of a designation of Beneficiary by the non-participating spouse or if no designee survives, the Participant's spouse shall be deemed to have named the Participant as his or her Beneficiary, if he or she survives, and if not, then the Beneficiaries (other than the Participant's spouse) named by the Participant who survives the Participant. Otherwise, the Committee shall have the power described in Subsection 9.02(1) hereof to determine the recipients as in the case of the Participant's death.


                                  ARTICLE X

                       EMPLOYMENT TERMINATION BENEFITS

     Subject to the provisions of Subsections 11.01(2), 11.02(1) and 12.03(2) hereof, in the event of the Termination of Employment of a Participant, such Participant shall be entitled to receive the entire balance in his Accounts, all valued as of the Valuation Date coinciding with or immediately following the date on which such Participant suffered a Termination of Employment. If distribution is delayed because the Participant's Account balances exceed $3,500, such distribution shall be based upon the entire balance in such Participant's Accounts as of the Valuation Date coinciding with or immediately preceding the earlier of (i) the date of the Participant's election to receive such distribution, or (ii) the date on which such Participant attains age sixty-five (65) or dies.

     Payment pursuant to this Article X shall be made by the Trustee, at the direction of the Committee, at the time and manner provided in Article XI hereof.


                                  ARTICLE XI

                             PAYMENT OF BENEFITS

     11.01     Time and Method for Distribution of Benefits.

          11.01(1)  Upon  a Participant's:   (i)  retirement on  or after  his
Retirement  Date  or  as  otherwise  provided  in  Article  VII  hereof,  (ii)
retirement due to Total and Permanent Disability, (iii) death, or (iv) Termination of Employment, subject to the provisions of this Section 11.01 and Section 11.02, the Participant or his Beneficiary shall be entitled to a distribution pursuant to and in an amount computed in accordance with Article VII, VIII, IX or X, as the case may be. Except as otherwise provided in this
Article XI, the entire amount payable to a Participant or Beneficiary shall be distributed in a single taxable year of such Participant or Beneficiary in whole shares of Company Stock, or cash in the case of any fractional shares of Company Stock, as soon as administratively practicable after the Valuation Date on which such amounts were valued as provided in Article VII, Section 8.01, Section 9.01 or Article X, as applicable. In no event will such amounts be paid later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of:

                    (a) The date on which the Participant attains or would have attained sixty-five (65) years of age or if earlier, his Retirement Date;

                    (b) The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

                    (c) The date the Participant terminates his employment with the Employer for any reason.


Shares of Company Stock and the certificates representing such shares which are distributed by the Trustee may contain such restrictions on transferability and legends regarding restrictions on transfer as the Sponsoring Company may reasonably require to ensure compliance with applicable federal or state securities laws.

          11.01(2) Notwithstanding any other provision of this Plan to the contrary, if actual distribution pursuant to Subsection 11.01(1) above is delayed for any reason beyond the Valuation Date upon which the amount of such distribution was to be based, the distribution shall be based on the value of the Participant's Accounts as of the Valuation Date coinciding with or immediately preceding the date on which such distribution is actually made.

          11.01(3) Notwithstanding the provisions of Subsection 11.01(1), and subject to Section 11.02 below, if a Participant has a Termination of Employment or retires due to Total and Permanent Disability and the vested portion of the Participant's Accounts at such time exceed Three Thousand Five Hundred Dollars ($3,500), the amounts owing to such Participant shall be distributed in a single lump sum as soon as administratively practicable after such Participant attains age sixty-five (65) or dies, unless such Participant delivers to the Committee his written consent to an earlier distribution.

          11.01(4) Notwithstanding the provisions of Subsection 11.01(1), if a Participant has elected to direct the investment of a portion of certain Account balances into investments other than Company Stock pursuant to
Article XIV hereof or if a Participant has cash amounts credited to any of his Accounts which are earmarked for the purchase of Company Stock but have not been used to purchase Company Stock on or prior to the Valuation Date upon which the amount of such Participant's distribution is to be based, or if the Participant has a Rollover Account which is invested in whole or in part in investments other than Company Stock, distribution of such portion or portions of such Account balances (or such portion or all of his Rollover Account) under Subsection 11.01(1) shall be in cash rather in shares of Company Stock, unless such Participant elects in writing, within the time prescribed and on a form provided by the Committee to receive his entire distribution (less the value of his Rollover Account, if he so elects) in shares of Company Stock pursuant to Subsection 11.01(1).

          11.01(5) If, upon termination of service for any reason, or, when distributions are required to commence to a Participant pursuant to Subsection 11.02(1), the value of the vested portion of a Participant's Accounts is Three Thousand Five Hundred Dollars ($3,500) or less, then his total Account shall be paid to or for the benefit of the Participant, or in the case of his death, to or for the benefit of his Beneficiary or Beneficiaries, only as a non-deferred lump sum payment as provided in Subsection 11.01(1).

     11.02 Limitations on Timing. Notwithstanding any other provision of the Plan to the contrary, distributions must occur at least as rapidly as required under this Section 11.02.

          11.02(1) A Participant's entire interest in the Plan shall be distributed to him no later than the Required Beginning Date based on the balance in his Accounts as of the Valuation Date coinciding with or immediately preceding the Required Beginning Date.

          11.02(2) In the event of the death of a Participant prior to distribution of his benefits under the Plan, distribution of such deceased Participant's entire interest under the Plan shall be made within five (5) years after the death of such Participant.

     11.03 Payments on Personal Receipt Except in Case of Minors or Persons Under a Legal Disability. All payments to any Participant, Beneficiary or Alternate Payee from the Trust Fund shall be made to the recipient entitled thereto in person or upon his personal receipt, in a form satisfactory to the Committee, except when the recipient entitled thereto shall be a minor or under a legal disability, or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments in furtherance of his own interests and advantage. The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to such person, (ii) to the guardian of his person or of his estate, even if appointed by a court other than a Texas state court, (iii) to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act, or (iv) to a person appointed as his personal representative through a Power of Attorney. Notwithstanding the foregoing, the Committee may elect to have a court of applicable jurisdiction determine to whom a payment or payments should be made. The decision of the Committee, in each case, will be final, binding and conclusive upon all persons ever interested hereunder, and the Committee shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the amounts so paid.

     11.04     Distribution Limitations Applicable to Elective Contributions.

          Notwithstanding any provisions to the contrary herein, except as otherwise provided in Sections 4.03 and 4.08 and Subsection 6.04(4) hereof, no distribution shall be made of any Elective Contributions or the earnings thereon prior to the earliest of:

          (a) Separation from service, retirement, death, or Total and Permanent Disability.

          (b) Termination of the Plan without establishment of or maintenance of another successor defined contribution plan as defined in Code
Section 414(i) (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or Code Section 409 or a simplified employee pension as defined in Code Section 408(k)) by an Employer or an Affiliated Company at the time of termination of the Plan or within the period ending twelve months after distribution of all assets from the Plan; provided, however, that if fewer than two percent (2%) of the Participants in this Plan at the time of the Plan's termination are or were eligible under another defined contribution plan (as defined in this Subsection) at any time during the twenty-four (24) month period beginning twelve (12) months before the time of this Plan's termination, such other plan is not a successor defined contribution plan.

          (c) The disposition by the Employer to an entity that is not an Affiliated Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) if such acquiring entity continues to maintain this Plan after the disposition, but only with respect to a Participant who continues employment with the entity acquiring such assets used by such Employer in a trade or business of such Employer.

          (d) The disposition by the Employer or an Affiliated Company of it's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) which is an Employer to an entity which is not an Affiliated Company if such subsidiary continues to maintain this Plan, but only with respect to a Participant who continues employment with such subsidiary.

          (e)  The attainment of age fifty-nine and one-half (59-1/2).

     11.05 Distribution Limitations Applicable to ESOP Accounts. Notwithstanding any other provisions to the contrary in this Plan, except as otherwise provided in Sections 11.01, 11.02 and 14.03 hereof, and except as otherwise provided in Code Section 409(d)(2) and (3), no distribution of any Company Stock attributable to contributions made by the Employers under the provisions of the ESOP and allocated to the ESOP Employer Contribution Accounts and contributions made by participants in the ESOP and allocated to the ESOP Employee Contribution Accounts shall be made before the end of the eighty-four (84)-month period which begins the month immediately following the month in which such Company Stock was allocated to the appropriate account under the ESOP.

     11.06     Direct Rollovers to Eligible Retirement Plans.

          11.06(1) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          11.06(2) For purposes of this Section 11.06, the following terms shall have the following meanings:

                    (i) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (ii) "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (iii) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

                    (iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


                                 ARTICLE XII

               MISCELLANEOUS PROVISIONS RESPECTING PARTICIPANTS

     12.01     Participants to Furnish Required Information.

          12.01(1) Each Participant shall furnish to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments hereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Committee may reasonably request.

          12.01(2) Each Participant shall submit proof of such Participant's age to the Committee. The Committee shall, if such proof of age is not submitted as required, use as conclusive evidence thereof, such information as is deemed by it to be reliable, regardless of the source of such information. Any adjustment required by reason of lack of proof or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, shall be in such manner as the Committee deems equitable.

          12.01(3) Any notice or information which according to the terms of the Plan or the rules of the Committee must be filed with the Committee, shall be deemed so filed if addressed and either delivered in person or mailed, postage fully prepaid, to the Committee. Whenever a provision herein requires that a Participant (or the Participant's Beneficiary) give notice to the Committee within a specified number of days or by a certain date, and the last day of such period, or such date, falls on a Saturday, Sunday, or Employer holiday, the Participant (or the Participant's Beneficiary) will be deemed in compliance with such provision if notice is delivered in person to the Committee or is mailed, properly addressed, postage prepaid, and postmarked on or before the business day next following such Saturday, Sunday or Employer holiday. The Committee may, in its sole discretion, modify or waive any specified notice requirement; provided, however, that such modification or waiver must be administratively feasible, must be in the best interest of the Participant, and must be made on the basis of rules of the Committee which are applied uniformly to all Participants.

     12.02 Participants' Rights in Trust Fund. No Participant or other person shall have any right, title or interest in, to or under the Trust Fund, or any part of the assets thereof, except and to the extent expressly provided in the Plan.

     12.03     Inalienability of Benefits.

          12.03(1)  Restrictions  on   Assignment.    The  benefits   provided
hereunder are intended for the personal security of persons entitled to payment under the Plan, and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of a Participant or such Participant's Beneficiary or Beneficiaries may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the Trust Fund nor any benefits thereunder or hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy. All of the provisions of this Section 12.03, however, are subject to Section 11.03, to withholding of any applicable taxes and to assignments permitted by Code Section 401(a)(13).

          12.03(2) Exception for Benefit Payable Pursuant to a Qualified Domestic Relations Order.

                    (a) The prohibitions contained in Subsection 12.03(1) hereof shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order.

                    (b)  The   Plan  Administrator   shall  establish  written
procedures for the determination of the qualified status of a domestic relations order.

                    (c) Upon receiving a domestic relations order, the Plan Administrator shall notify the Participant and Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and the Alternate Payee, in writing, of its determination. The

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Plan Administrator shall provide notice under  this paragraph by mailing  such notice to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

                    (d) During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined, notwithstanding any other provision of the Plan to the contrary, the Committee shall separately account for the amounts which would have been payable during such period to an Alternate Payee pursuant to a Qualified Domestic Relations Order, if such order had been determined to be a Qualified Domestic Relations Order. During the period such amounts are separately accounted for under the Plan, such amounts shall remain subject to the general investment provisions of the Plan. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under such domestic relations order, the domestic relations order is determined to be a Qualified Domestic Relations Order, the Committee shall direct the Trustee to distribute to the Alternate Payee the separately accounted for amounts including any earnings (or losses) thereon in accordance with Section 11.05 and the order. However, if within such eighteen (18) month period, it is determined that such order is not qualified, or if by the end of such eighteen (18) month period the issue of qualification is not resolved, then the Committee shall pay the separately accounted for amounts including any earnings (or losses) thereon to the person or persons who would have been entitled to such amounts if there had been no such order.

                    (e) Notwithstanding any other provision of the Plan to the contrary, all rights and benefits, including rights to make elections or to give directions, provided to a Participant under this Plan shall be subject to the rights, benefits and elections or directions afforded to an Alternate Payee, pursuant to a Qualified Domestic Relations Order, and this Plan shall be interpreted and administered by the Committee in such manner as to effectuate the provisions of any such Qualified Domestic Relations Order as they relate to the rights, benefits and elections or directions afforded to such Alternate Payee under such Qualified Domestic Relations Order. Furthermore, to the extent provided in any such Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as a spouse or surviving spouse for all applicable purposes under the Plan.

                    (f) The Trustee shall make any payments or distributions required under this Subsection 12.03(2) by separate benefit checks or other separate distribution to the Alternate Payee(s).

     12.04 Conditions of Employment Not Affected by Plan. Neither the Plan nor the Trust nor the Trust Agreement shall confer on any employee, including any Participant, any right to be retained in the service of any Employer or any Affiliated Company, and nothing contained herein or in the Trust Agreement shall be construed in any way to limit or restrict the right of any Employer or any Affiliated Company to discharge any employee, regardless of whether such employee is a Participant, or to change such employee's position or the basis or amount of such employee's compensation.

     12.05     Address for Mailing of Benefits.

          12.05(l) Each Participant and each other person entitled to benefits hereunder shall file with the Committee from time to time in writing such Participant's post office address and each change of address. Any payment hereunder and any communication addressed to a Participant, an Employee or Beneficiary, at such person's last address filed with the Committee, or if no such address has been filed, then at such person's last address as indicated on the records of an Employer, shall be deemed to have been delivered to such person on the date on which such payment or communication is deposited, postage prepaid, in the United States mail.

          12.05(2) If the Committee is in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Committee, notify such person that all unmailed and future payments shall be withheld until he provides the Committee with a sworn statement, properly notarized, evidencing his continued life and his proper mailing address.

     12.06     Unclaimed Account Procedure.

          12.06(1) Neither the Trustee nor the Committee shall be obliged to search for, or ascertain the whereabouts of any Participant, Beneficiary or Alternate Payee. The Committee, by certified or registered mail addressed to such Participant's, Beneficiary's or Alternate Payee's last known address, shall notify the Participant, Beneficiary or Alternate Payee that such Participant, Beneficiary or Alternate Payee is entitled to a distribution under this Plan, and the notice shall quote the provisions of Subsections 12.06(1) and (2). The Committee shall utilize the services of the Internal Revenue Service (pursuant to its Policy Statement P-1-187 or any successor thereto) in attempting to ascertain the current mailing address of a Participant, Beneficiary or Alternate Payee.

          12.06(2) If any distribution or payment is not claimed by the person entitled thereto within one (1) year from the date of the mailing of the notice referred to in subsection (1) above, the Participant's, Beneficiary's or Alternate Payee's Accounts, valued as of the Valuation Date coinciding with or immediately preceding the date such one (1) year period ends, shall be forfeited ("Forfeitures") and if not used to restore previous Forfeitures as provided herein, reallocated pursuant to Section 5.03 hereof. If a Participant, Beneficiary or Alternate Payee makes a claim, at any time, such Forfeitures shall be restored and the Committee shall direct the Trustee to distribute such amount to the individual entitled to the distribution. Such restorations shall be made from Forfeitures which occurred during the Plan Year pursuant to this Subsection. Should such Forfeitures, if any, be insufficient to restore the claimed amount owing to any Participant or

Beneficiary,  the  additional  amount  necessary  for  restoration  shall   be
contributed by the Employer as a special contribution to be specially allocated to the Account of such Participant or Beneficiary.

          12.06(3) Notwithstanding Subsection 12.06(1) or 12.06(2) above, if upon termination of the Plan and the liquidation of the Trust, all or any distribution payable to a Participant or his Beneficiary has not been claimed after sending the notice described in Subsection 12.06(1) above, the Committee shall establish an Individual Retirement Account or an interest-bearing, federally insured account in a bank or savings and loan association in the name of the Participant or Beneficiary, shall purchase a deferred annuity providing the form(s) of benefit prescribed in Article XI or, if the Committee is unable to accomplish any of the foregoing, shall dispose of the Participant's Account in any other method permitted by the Code and ERISA. If a Participant's Account has been forfeited pursuant to Subsection 12.06(2) above, it shall be restored upon Plan termination and distributed as provided in the preceding sentence. The Committee shall direct the Trustee to distribute the Participant's Account valued as of the last Valuation Date, or special valuation date as provided in Section 18.03 hereof, preceding distribution.


                                 ARTICLE XIII

                          ADMINISTRATION OF THE PLAN

     13.01 Appointment of Committee. The administration of the Plan will be the responsibility of the Committee which shall be appointed by the Board and shall consist of at least one (1) but no more than eight (8) members. The President or Vice President of the Sponsoring Company shall certify to the Trustee the names of the members of the Committee. The Board shall be authorized to remove any member of the Committee with or without cause by notifying such member and the Chairman, in writing, and may fill vacancies in the Committee, however caused. A member of the Committee may resign upon ten
(10) days' prior notice by delivery of his written resignation to the President of the Sponsoring Company. The Committee shall have the sole power, duty and responsibility for directing the administration of the Plan in accordance with its provisions. Until such time as the Board so determines otherwise, the Committee of this Plan shall be the Retirement Committee under the Retirement Plan for Employees of Southwestern Public Service Company.

     13.02 Compensated Expenses of the Committee. The members of the Committee shall serve without compensation for their services as such, but the reasonable and necessary expenses of the Committee shall be paid as provided in Section 13.14. When, in its discretion, the Committee, or any Employer, deems it advisable, the Committee shall be authorized to have the records of the Committee and the Trustee audited by an independent auditor, and reasonable and necessary expenses thereby incurred shall be paid as provided in Section 13.14 hereof.

     13.03 Secretary and Agents of the Committee. The Committee or the Trustee may employ such agents and such clerical and other administrative personnel as reasonably may be required for the purpose of administering the Plan. Such administrative personnel shall carry out the duties and responsibilities assigned to them by the Committee or Trustee, as applicable. Expenses necessarily incurred for such purpose shall be paid by the Trust Fund unless paid by the Employers, as provided in Section 13.14.

     13.04     Actions of Committee.

          13.04(l) A majority of the members of the Committee shall constitute a quorum for the transaction of business, and shall have full power to act hereunder. Action by the Committee shall be official if approved by a vote of a majority of the members present at any official meeting. The Committee may, without a meeting, authorize or approve any action by written instrument signed by a majority of all of the members. Any written memorandum signed by the Chairman, or any other member of the Committee, or by any other person duly authorized by the Committee to act, in respect of the subject matter of the memorandum, shall have the same force and effect as a formal resolution adopted in open meeting. The Committee shall give to the Trustee any order, direction, consent, certificate or advice required or permitted under the terms of the Trust Agreement, and the Trustee shall be entitled to rely on, as evidencing the action of the Committee, any instrument delivered to the Trustee when: (i) if a resolution, it is certified by the Chairman and Secretary, or (ii) if a memorandum, it is signed by a majority of all of the members of the Committee, or by a person who shall have been authorized to act for the Committee in respect of the subject matter thereof.

          13.04(2) A member of the Committee may not vote or decide upon any matter relating solely to him or vote in any case in which his individual right or claim to any benefit under the Plan is specifically involved. If, in any case in which a Committee member is so disqualified to act, the remaining members then present cannot, by majority vote, act or decide, the Board will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he is disqualified.

          13.04(3) The Committee shall maintain minutes of its meetings and written records of its actions, and as long as such minutes and written records are maintained, members may participate and hold a meeting of the Committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Participation in such a meeting constitutes presence in person at such meeting.

     13.05 Authority of Committee. The Committee is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan, including complying with all reporting and disclosure requirements under applicable laws and regulations. In order to effectuate the purposes of the Plan, the Committee shall have the fiduciary power and discretion to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. The Committee shall also have the power to direct the purchase by the Trustee of or the investment by the Trustee in any insurance company investment or annuity contracts acquired for the purpose of funding benefits under the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. In construing the Plan and in exercising its fiduciary power under provisions requiring Committee approval, the Committee shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible. Likewise, the Committee is, in the exercise of its fiduciary powers, authorized to determine all questions with respect to the individual rights of all Participants and their Beneficiaries and Alternate Payees under this Plan, including, but not limited to, all issues with respect to eligibility, Compensation, service, valuation of Accounts, allocation of consolidated contributions and Trust Fund earnings, and retirement  or  Termination  of  Employment,  and  shall  direct  the  Trustee concerning  the allocation,  payment and  distribution  of  all funds  held in trust for purposes of the Plan. The Committee, in the exercise of any discretionary powers hereunder, shall not exercise that discretion so as to discriminate in favor of Employees who are officers, shareholders, or highly compensated Employees. The Committee shall establish investment objectives and monitor, or cause to be monitored, the investment performance of the Trustee or any Investment Manager which may be appointed with respect to any assets of the Plan, and shall make such reports and give such recommendations to the Board as determined to be appropriate with respect thereto.

     13.06     General  Administrative  Powers.    The  Committee  shall  have
authority to make, and from time to time, revise, rules and regulations for the administration of the Plan.

     13.07     Plan  Administrator.    "Plan  Administrator"  (as  defined  in
Section 3(16)(A)  of  ERISA) shall  mean the  Sponsoring Company.   Except  as
otherwise delegated herein, the Plan Administrator shall exercise such authority and responsibility as it deems appropriate to comply with the provisions of federal law and governmental regulations issued thereunder and to carry out any duties imposed hereby, including, but not limited to, records of Participants' service, accrued benefits and the percentage of such benefits which are nonforfeitable under the Plan, notification to Participants, annual registration with the Internal Revenue Service, annual reports to the Department of Labor, and furnishing the Trustee with any directions or information regarding income tax withholding required by law. The Plan Administrator is hereby designated as the agent for service of process unless the Committee designates another person or entity.

     13.08 Duties of Administrative Personnel. Administrative personnel appointed pursuant to Section 13.03 hereof, shall be responsible for such matters as the Committee shall delegate to them by written instrument, including, but not limited to communications to Employees at the direction of the Committee, reports to the Committee involving questions of eligibility and the amount of Compensation of Participants, assisting Participants, Beneficiaries and Alternate Payees in the completion of forms prescribed by the Committee, maintenance of records concerning terminated vested Participants, Participants who have retired and Beneficiaries. Administrative personnel may not make any decision as to Plan policy, interpretations, practices or procedures unless the authority to make such decisions has been delegated to them in writing by the Committee and they accept fiduciary responsibilities in accordance with the provisions of
Section 13.09 hereof. All administrative personnel shall perform their allocated function within the policies, interpretations, rules, practices and procedures established by the Committee, except that administrative personnel shall coordinate matters related to the Plan with the appropriate departments of each Employer as the Committee directs.

     13.09 Designation of Named Fiduciaries and Allocation of Responsibility. ERISA requires that certain persons, who are deemed to be "fiduciaries," as defined in ERISA Section 3(21)(A), be designated as "Named Fiduciaries" in the Plan. The Board, the Committee and the Plan Administrator are hereby designated Named Fiduciaries. Each Named Fiduciary shall have only the powers, duties and responsibilities specifically allocated to such fiduciary pursuant to the terms of this Plan. The Board shall not have power or fiduciary responsibility hereunder other than the power to name and to remove the persons who shall comprise the Committee and to continue to those persons such allocation of fiduciary responsibilities. In addition to all of the other rights, powers and responsibilities delegated to it hereunder, the Committee shall have the fiduciary responsibility and the power to appoint (and remove) one or more Investment Managers, and the Committee shall have the power to appoint (and remove) the Trustee. Each Named Fiduciary may, by written instrument, allocate some or all of its responsibilities to another fiduciary or designate another person to carry out some or all of its fiduciary responsibilities. The Committee, Plan Administrator and each other fiduciary under the Plan (including fiduciaries to whom responsibilities are allocated by a Named Fiduciary) will be furnished a copy of the Plan, and their acceptance of such responsibility will be made by agreeing in writing to act in the capacity designated. No Named Fiduciary shall be liable for an act or omission of any person who is allocated a fiduciary responsibility or who is designated to carry out such responsibility by a Named Fiduciary, except to the extent that the Named Fiduciary did not act in accordance with the standards contained in Subsection 13.10(2) hereof with respect to the allocation or designation of a fiduciary duty. Any person or group of persons may serve in more than one
(1) fiduciary capacity with respect to the Plan.

     13.10     Action by Fiduciaries.

          13.10(1) Any action herein permitted or required to be taken by an Employer shall, subject to the provisions of Section 21.07 hereof, be by resolution of its board of directors or by written instrument signed by a person or group of persons who has been authorized by resolution of such board of directors as having authority to take such action. Any action herein permitted or required to be taken by the Committee shall be in the manner specified in Section 13.04 hereof.

          13.10(2) Each fiduciary with respect to the Plan shall perform all of his duties and responsibilities and exercise his powers hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and no fiduciary shall be liable for any act or failure to act on his part (including reliance on the advice of counsel) which conforms to that standard, unless: (i) he knowingly participates in or knowingly undertakes to conceal an act or omission of another fiduciary of the Plan, with the knowledge that such act or omission is a breach of fiduciary responsibility, or (ii) knowing of a breach of fiduciary responsibility, he fails to make reasonable efforts under the circumstances to remedy the breach, or (iii) by failing to carry out his specific responsibilities, in accordance with such standard, he has enabled another fiduciary of the Plan to commit a breach.

          13.10(3) Each fiduciary shall furnish or cause to be furnished to each other fiduciary all information needed for the proper performance of its duties. Each fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action.

     13.11 Appointment of Professional Assistants and the Investment Manager. The Committee may appoint such accountants, counsel, and actuaries and other advisers as it deems necessary or desirable in connection with the administration of the Plan. The Committee, in its sole discretion, may appoint one or more Investment Managers to manage (including the power to acquire or dispose of) all or any of the assets of the Trust Fund. The Committee shall be entitled to rely upon and shall not be liable for any act or failure to act in reliance, on any opinion or reports, which shall be furnished to the Committee by any such accountant with respect to accounting matters, counsel in respect to legal matters, or actuary in respect of actuarial matters as long as the Committee's reliance is in accordance with the standard set forth in Subsection 13.10(2) hereof. The fees and costs of such services are an administrative expense to the Plan to be paid out of the Trust Fund except to the extent that such fees and costs are paid by any of the Employers.

     13.12 Bond. The Committee shall see that the appropriate fiduciaries are bonded as required by federal law or regulation. Except as required by state or federal statute, irrespective of this provision, no bond or other security shall be required of any fiduciary.

     13.13 Indemnity. In the event and to the extent not insured against under any contract of insurance with an insurance company, the Employers shall indemnify and hold harmless each "Indemnified Person", as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to counsel fees to the extent approved by the Sponsoring Company or otherwise provided  by  law, court  costs  and  other reasonable  expenses  of litigation), and liability of every kind, including amounts paid in settlement, with the approval of the Sponsoring Company, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses, and liability arise in whole or in part from (i) the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, willful or intentional misconduct of such Indemnified Person or (ii) from the imposition on such Indemnified Person of any penalties imposed by the Secretary of Labor, pursuant to Section 502(1) of ERISA, relating to any breaches of fiduciary responsibility under Part 4 of Title I of ERISA. "Indemnified Person" shall mean each member of the Board of Directors of the Company, the Committee, the Trustee (other than a corporate Trustee), each other individual  (but  not  any  independent  business  entity)  who  is  allocated fiduciary responsibility hereunder, and each individual (but not any independent business entity) otherwise acting in an administrative capacity with respect to the Plan.

     13.14     Payment of Expenses.

          13.14(1) The expenses of agents or advisers, the expenses of the Trustee and any other reasonable expenses of the Committee approved by the
Sponsoring Company or as otherwise provided for in Section 13.02, shall, subject to Subsection 13.14(2) hereof, be paid by the Plan out of the Trust Fund unless paid by the Employers. If such expenses are to be paid by the Employers, the portion thereof payable by each may be determined by the ratio that the number of Participants who are Employees of each Employer bears to the total of all such Participants; provided, that if any expense is incurred solely on account of a single Employer or group of Employers, such expense shall be paid by such Employer or Employers to the extent and in such proportion as the Sponsoring Company may determine.

          13.14(2) Notwithstanding any provisions of Subsection 13.14(1) to the contrary, as reimbursement for the expenses of administering the Plan, the Plan may pay so much of the amounts paid or incurred during the taxable year as expenses of administering the Plan as does not exceed the lesser of:

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                    (a)  The  sum  of  ten  percent  (10%)  of  the first  One
Hundred Thousand Dollars ($100,000.00), and five percent (5%) of any amount in excess of One Hundred Thousand Dollars ($100,000.00) of the dividends paid to the Plan during the Plan Year ending with or within the Employer's taxable year, with respect to the aggregate Company Stock held in the ESOP Employer Contribution Accounts and ESOP Employee Contribution Accounts, or

                    (b)  One Hundred Thousand Dollars ($100,000.00).


                                 ARTICLE XIV

                           INVESTMENT IN TRUST FUND

     14.01     Investment in Company Stock Fund.

          14.01(1) Except as otherwise provided in Sections 14.02 or 14.03 hereof, the Trustee shall invest all Accounts solely in shares of Company Stock which shall be held by the Trustee in a separate investment fund under the Trust (the "Company Stock Fund"). The Trustee may acquire those shares in the open market or may acquire those shares from the Sponsoring Company, either from treasury stock or from previously authorized but unissued stock, at a price equal to the average of the high and low, as reported on the composite tape for the New York Stock Exchange, on the last day on which Company Stock is traded preceding the date of purchase by the Trustee of the Company Stock. Monies in amounts estimated by the Trustee to be needed for cash withdrawals or in amounts too small to be reasonably invested may be retained by the Trustee in cash in a separate subaccount under the Company Stock Fund. Likewise, monies may be retained in cash or invested temporarily in short-term (less than one year) U. S. Treasury obligations, high grade commercial paper, certificates of deposit and other money market investments as selected by the Trustee (or in interest-bearing securities similar to such investments) until such time as stock is normally purchased by the Trustee in accordance with its administrative procedures, or during periods when Company Stock is not reasonably available for purchase, or if, in the opinion of the Trustee, the purchase of Company Stock might involve a possible violation of any Federal or state law, including any Federal or state securities law or any regulation or rule thereunder, or as the Trustee deems to be in the best interest of the Participants. To the extent not otherwise provided in the Plan, dividends and other distributions received and gains realized on Company Stock shall, to the extent permissible, be invested in Company Stock and held in the Company Stock Fund. Rights to purchase Company Stock issued to the Trustee as stockholder shall be exercised to the fullest extent practicable through the application of cash, and if that be insufficient to exercise the rights in full, then through the application of cash derived from the sale of a part of the rights under a procedure that will permit the purchase of the maximum number of shares from the cash thus made available.

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          14.01(2)  The Committee shall  establish and maintain, or cause  the
Trustee  to  establish  and  maintain  procedures   and  records  which   will
adequately reflect (i) the number of shares (including fractional shares) of Company Stock in the Company Stock Fund and/or the cash available for the purchase of Company Stock attributable to each Account of a Participant, (ii) the dividends accrued in the form of Company Stock, stock splits and similar
changes  with   respect  to  shares  of   Company  Stock   attributable  to  a
Participant's Accounts, (iii) the net unrealized gain or loss attributable to such shares of Company Stock, and (iv) the cost basis of all shares of Company Stock attributable to a Participant's Accounts.

     14.02     Participant Investment Direction.

          14.02(1) Notwithstanding the provisions of Subsection 14.01(1) hereof, each Participant may elect to have twenty-five percent (25%) of such Participant's Elective Contributions made on and after the Effective Date and the Company Matching Contributions which are allocated for the benefit of the Participant on the basis of such twenty-five percent (25%) of the Participant's Elective Contributions, and may elect to have any amount credited to a Rollover Account, to the extent provided for in Section 4.07 hereof, invested in any Investment Fund established hereunder, including the Company Stock Fund, in accordance with the rules and procedures established from time to time by the Committee and communicated in writing to the Participants. To the extent a Participant fails to direct the investment of all or a portion of such amounts (other than amounts credited to a Rollover Account), they shall be invested in the Company Stock Fund. If a Participant fails to direct the investment of all or any portion of a Rollover Account, the Trustee shall direct and redirect such investment among the Investment Funds other than the Company Stock Fund as the Trustee, in its sole discretion, may determine. Any amounts invested in the Company Stock Fund under this Section 14.02 shall thereafter no longer be eligible for investment direction pursuant to this Section 14.02. Upon a Participant's Termination of Employment or cessation of participation for any reason, including death, Total and Permanent Disability or retirement, if payment of such Participant's Accounts is to be deferred pursuant to Section 11.01 hereof, such Participant (or Beneficiary) shall continue to have the right to direct the investment of the portion of his Accounts as provided herein.

          14.02(2) On the last day of each Plan Quarter, a Participant may change such Participant's designation of the manner for investment of the amounts the Participant previously directed into Investment Funds other than the Company Stock Fund and future contributions described in Subsection 14.02(1) made on behalf of or by the Participant to any other manner of investment permitted under Subsection 14.02(1) hereof, provided that (i)
application for the change is made in the form and in accordance with the rules prescribed by the Committee, (ii) any such change shall not become effective unless made within the time the Committee designates, and (iii) the change shall be applicable to contributions made after the application for change shall have become effective, or to the interest of the Participant in each Investment Fund as of the date the application for change shall have become effective, as the case may be. In order to comply with applicable federal or state securities laws, the Committee may establish such rules with respect to the change of investment designation by Participants as it shall deem necessary or advisable to prevent possible violations of such laws.

          14.02(3) The Trustee shall maintain such investment funds (including the Company Stock Fund) as the Committee may direct from time to time, for the investment of the Trust Fund ("Investment Funds"). Such Investment Funds shall be communicated to Participants in writing. Except as provided hereinafter in this Section, the assets of each such Investment Fund other than the Company Stock Fund shall be invested exclusively in shares of the registered investment company or mutual fund designated by the Committee, provided that such shares constitute securities described in ERISA Section 401(b)(1). Assets in any such Investment Fund in amounts estimated by the Trustee to be needed for cash withdrawals, or in amounts too small to be reasonably invested, or in amounts designated for the purchase of Company Stock but which have not yet been so used due to the Trustee's normal procedures regarding the purchase of Company Stock, or in amounts which the Trustee deems to be in the best interest of the Participants, may be retained by the Trustee in cash or invested temporarily.

          14.02(4) Any part or all of an Investment Fund other than the Company Stock Fund may be invested and reinvested by the Trustee in one or more collective investment funds or commingled trust funds maintained by the Trustee, as the same may have heretofore been or may hereafter be established or amended, so long as the Trustee is a bank or other applicable financial institution or another fiduciary with respect to the Plan. Any such fund must be invested principally in assets of the kind specified for the respective Investment Fund and must be authorized to accept investments by retirement plans qualified under the provisions of Section 401(a) and exempt under the provisions of Code Section 501(a). During such period of time as an investment in or through any such fund shall exist, the declaration of trust of such collective investment fund or commingled trust fund shall be incorporated by reference in, and shall constitute a part of, the Trust instrument.

          14.02(5) The Trustee may, in Trustee's sole discretion, invest cash balances held by the Trustee, as permitted in Subsection 14.02(3) hereof, from time to time, in short-term cash equivalents having ready marketability, including, but not limited to, U.S. Treasury bills, commercial paper (including such forms thereof, other than Trustee's own paper, as may be available through Trustee's own trust department), certificates of deposit, and similar type securities.

     14.03 Diversification of Participant's Accounts. This Section 14.03 shall apply to (i) the shares of Company Stock, if any, credited to a Participant's ESOP Employer Contribution Account and/or his ESOP Employee Contribution Account, to the extent such shares were acquired by the Plan after December 31, 1986, and (ii) all of the shares of Company Stock credited to a Participant's other Accounts in the Plan, regardless of when such shares were acquired (hereinafter individually or collectively referred to as "Eligible Shares"). A Participant who has attained age fifty-five (55) and who has completed ten (10) or more years of participation in the Plan (including participation in the ESOP and/or the Tax Benefit Plan) shall be, for purposes of this Section, an "Eligible Participant." An Eligible Participant may elect either to direct the investment of, or to receive a single lump sum distribution of twenty-five percent (25%) of the Eligible Shares in his Accounts, after taking into account all shares as to which a prior election under this Section (or the comparable section under the ESOP and/or Tax Benefit Plan) has been made. The total number of Eligible Shares subject to election at any time shall be determined by rounding such Shares to the nearest whole share. During each year of the period of six (6) consecutive Plan Years beginning with the Plan Year in which the Participant first becomes an Eligible Participant, an election hereunder shall be permitted. Each such yearly election shall be permitted during the period of ninety (90) days after the close of the applicable Plan Year (the "Yearly Election Period"). During the last such Yearly Election Period, an Eligible Participant may either elect to direct the investment of, or to receive a single lump sum distribution of fifty percent (50%) of the Eligible Shares in his Accounts, taking into account all Shares as to which he has previously made an election. To the extent an Eligible Participant makes an election under this Section 14.03, the Eligible Shares in the Eligible Participant's Accounts that are subject to the election shall, no later than ninety (90) days after the end of the Yearly Election Period, be liquidated, if necessary, and either be invested among the investment options available for participant direction in accordance with the instructions of the Eligible Participant pursuant to the provisions of Section 14.02 of the Plan, or be distributed to said Participant in a single lump sum. Any amounts diversified as provided for in this Section 14.03 through investment among the investment options shall thereafter be subject to the rules and other provisions of Sections 14.01 and 14.02 regarding the reinvestment or change in investment of those amounts.

     14.04 Funding Policy. The Committee shall establish a funding policy and method consistent with the objectives of the Plan, the investments authorized under the Trust Agreement and the requirements of Title I of
ERISA. The Committee shall periodically review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. All actions of the Committee taken pursuant to this Section 14.04 shall be communicated to the Trustee.

     14.05 Reservation of Cash. In the implementation of its duties under Section 14.04, the Committee may communicate to the Trustee the need to reserve from permanent investment from time to time such amounts of cash as it deems necessary or advisable in the administration of the Plan.

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     14.06     Voting of Company Stock; Tender Offers.

          14.06(1) Voting of Stock - Registered Stock. All Shares of Company Stock, including fractional shares, held in the Company Stock Fund for a Participant's various Accounts shall be voted by the Trustee in accordance with the directions of the Participant acting in his right as a shareholder. The Trustee shall combine fractional shares to the extent possible to reflect the direction of the Participants holding fractional shares. The Trustee shall establish such uniform and nondiscriminatory procedures as it deems necessary or appropriate in order to effectuate the voting rights granted to Participants hereunder. The Trustee shall be bound to follow the instructions of Participants, acting as named fiduciaries under
Section 403(a)(1) of ERISA, with respect to voting of shares of Company Stock which have been allocated to Accounts; provided, however, that if a Participant does not respond in a timely fashion to the solicitation of voting instructions, the shares of Company Stock allocated (or treated as having been allocated) to such Participant's Accounts shall, to the extent consistent with ERISA, be voted by the Trustee in its sole discretion.

          14.06(2)  Voting of Company Stock - Non-Registered Stock.

                    (a) Notwithstanding the provisions of Subsection 14.06(1), if any Company Stock allocated to a Participant's Accounts is not a "registration type class of securities," the Participant shall be entitled to instruct the Trustee with respect to voting such Company Stock (in accordance with the provisions of Subsection 14.06(1)) only with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Secretary of the Treasury may prescribe in regulations pursuant to the provisions of Section 409(e) of the Code.

                    (b) If a matter is to be submitted to the holders of Company Stock which is not a "registration type class of securities" and it is not necessary that the Participant be entitled to instruct the Trustee with respect to voting in accordance with this Section, the Trustee, in its discretion, shall vote all shares of such Company Stock held by it (or exercise dissenter's rights, if applicable), after consultation with the Committee. "Registration type class of securities" shall mean any class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, or exempt from such registration solely by reason of
Section 12(g)(2)(h) (concerning interests in pooled investment vehicles issued to annuity plans or qualified pension, profit sharing, or stock bonus plans).

          14.06(3)  Tender or Exchange Offers.

                    (a) In the event of a tender offer, exchange offer, or other offer for 10% or more of the shares of Company Stock held in the Company Stock Fund in the Trust (such offer hereinafter referred to as an

"Offer"), the  Trustee  shall cause  each  Participant  to whose  Account  any shares are credited to be advised in writing of the terms of the Offer as soon as practicable after the commencement of the Offer and shall furnish each Participant with a form by which the Participant may instruct the Trustee confidentially whether or not to tender shares credited to his Account. For purposes of this Section, "Tender" shall mean tender, exchange, sale or any other form of disposition in connection with an Offer. The Trustee shall immediately notify the Committee of any Offer made to the Trustee including all terms and conditions of any such Offer. The Trustee shall tender those shares which a Participant, acting as a named fiduciary under Section 403(a)(1) of ERISA, has so instructed it to tender, and the Trustee shall not tender shares which it is instructed not to tender. If a Participant does not respond in a timely fashion to the solicitation for instructions regarding a Tender, the decision on whether or not to tender the shares allocated to such Participant's Accounts shall, to the extent consistent with ERISA, be made by the Trustee in its sole discretion. The provisions of this Section 14.06(3) are intended to establish each Participant as a named fiduciary as defined in Section 403(a)(1) of ERISA in connection with any such Tender; however, to the extent the Trustee retains any fiduciary responsibility with respect to any such Tender, the Trustee shall not be required to take any action, or omit to take any action, which would cause the Trustee to commit a breach of fiduciary duty under ERISA.

                    (b) In advising Participants of the terms of the Offer, the Trustee shall advise the Participant that if the Trustee receives no instructions, the decision on whether or not to Tender the shares allocated to the Participant's Accounts will be made by the Trustee in its sole discretion, and shall provide Participants with such documents relating to the Offer as are prepared by any person and provided to shareholders. In addition, the Trustee may provide Participants with such other material concerning the Offer as the Trustee in its sole discretion determines to be appropriate. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the tendering directions by each Participant, and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including all Employers or any director, officer, employee or agent of an Employer, it being the intent of this provision to ensure that the Employers (and their directors, officers, employees and agents) cannot determine the tendering directions given by any Participant. A Participant's instructions to the Trustee to tender shares shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The Committee shall advise the Trustee of the commencement date of any Offer and, until receipt of such advice, the Trustee shall not be obligated to take any action under this Section.

                    (c) Funds or property received in exchange for tendered stock shall be credited to the Accounts of the Participants whose stock was tendered. If Company Stock is available on a national securities exchange, such funds or property may be used by the Trustee to purchase Company Stock.

Pending investment in Company Stock pursuant to the preceding sentence, the Trustee shall invest such funds in Authorized Investments permitted under the Trust Agreement.


                                  ARTICLE XV

                          PARTICIPATION BY EMPLOYERS

     15.01 Adoption of Plan by Affiliated Company. Any Affiliated Company, whether or not presently existing, may adopt this Plan, effective as of the date indicated in the instrument of adoption, if (i) its application is made in writing to the Board, (ii) such application is accepted in writing by the Board, and (iii) such Affiliated Company executes an instrument in writing duly authorized by it adopting this Plan and the Trust forming a part hereof and delivers a copy thereof to the Committee, the Trustee and to the Board. The provisions of this Plan shall apply only to each Employer severally, except as otherwise specifically provided herein or in such Employer's instrument of adoption.

     15.02 Rights and Obligations of the Sponsoring Company and the Employers. Throughout this instrument, a distinction is purposely drawn between rights and obligations of the Sponsoring Company and rights and obligations of each other Employer. The rights and obligations specified as belonging to the Sponsoring Company shall belong only to the Sponsoring Company. Each Employer shall have the obligation, as hereinafter provided, to make Company Contributions, Company Matching Contributions and Elective Contributions for its own Participants, and no Employer shall have the obligation to make Company Contributions, Company Matching Contributions or Elective Contributions for the Participants of any other Employer. Any failure by an Employer to fulfill its own obligations under this Plan shall have no effect upon any other Employer. An Employer may withdraw from this Plan without affecting any other Employer.

     15.03     Withdrawal from Plan.

          15.03(1) Notice of Withdrawal. Any Employer may, with the approval of the Board, as of any Valuation Date withdraw from the Plan upon giving the Committee and the Trustee at least thirty (30) days' notice in writing of its intention to withdraw.

          15.03(2) Trustee Segregation of Trust Assets upon Withdrawal. Upon the withdrawal by an Employer pursuant to this Article, the Trustee shall segregate the share of the assets in the Trust Fund, the value of which shall equal the total credited to the Accounts of Participants of the withdrawing Employer. The determination as to which assets are to be so segregated shall be made by the Trustee in its sole discretion.

          15.03(3) Exclusive Benefit of Participants. Neither the segregation and transfer of any Trust assets upon the withdrawal of an Employer nor the execution of a new agreement and declaration of trust by such withdrawing Employer shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants.

          15.03(4) Applicability of Withdrawal Provisions. The withdrawal provisions contained in this Article XV shall be applicable only if the withdrawing Employer continues to cover its Participants and eligible Employees in another stock bonus/employee stock ownership plan and trust qualified under Code Sections 401, 409, 4975(e)(7) and 501. Otherwise, the termination provisions of the Plan and Trust shall apply.


                                 ARTICLE XVI

                            AMENDMENT OF THE PLAN

     16.01 Authority to Amend. The Sponsoring Company reserves the right to amend the Plan with respect to all Employers at any time and from time to time provided that a copy of any such amendment is delivered to all other Employers within thirty (30) days of the adoption of the amendment. Each Employer may amend the Plan with respect to such Employer at any time, and from time to time, provided the Sponsoring Company approves such amendment. No amendment shall permit any part of the Trust Fund to revert to or be recoverable by an Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or deprive any Participant of any interest he might have in the Trust Fund at the time of the amendment to the extent that such interest would be available to the Participant under Article X hereof were he to voluntarily resign as of the effective date of the amendment.

     16.02 Trustee's Consent. Under no condition, shall such amendment, amendments, or restatements increase the duties or responsibilities, or decrease the compensation, privileges, and immunities of the Trustee without the Trustee's written consent.

     16.03 Limitations of Vesting Changes. Under no condition, shall such amendment change the vesting schedule to one which would result in the nonforfeitable percentage of the accrued benefit derived from Company Contributions and Company Matching Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant being less than such nonforfeitable percentage computed under the Plan without regard to such amendment; no amendment shall change the vesting schedule unless each Participant with three (3) or more Eligibility Years of Service as of the expiration date of the election period described below, is permitted to elect, within the election period described below, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The election period described herein shall begin no later than the date upon which the amendment is adopted and shall end no later than the latest of the following dates: (i) the date which is sixty
(60) days after the day the amendment is adopted, (ii) the date which is sixty (60) days after the day the amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant is issued a written notice of the amendment by the Sponsoring Company.

     16.04 Limitations on Other Changes. Subject to the above stated limitations and the requirement that no amendment shall eliminate, except with respect to any future contributions or future accrual of benefits, any nondiscretionary optional form of payment (as provided in Treasury Regulation
Section 1.411(d)-4, and Treasury Regulation Section 1.401(a)(4)-4(d) and  Code
Section 411(d)(6)) with respect to any Participant who is a Participant immediately prior to the amendment, the Sponsoring Company shall have the power to amend the Plan and Trust Agreement, retroactively or otherwise, in any manner in which it deems desirable, including, but not by way of limitation, the power to change any provisions relating to the administration of the Plan and Trust Fund, and to change any provisions relating to the benefits or payment of any of the assets of the Trust Fund. Each such amendment shall become effective when executed by the Sponsoring Company unless a different effective date is specified in the amendment.

     16.05 Statutorily Required Amendments. Notwithstanding anything herein to the contrary, this Plan may be amended at any time by the Sponsoring Company if necessary or desirable in order to have it conform to the provisions and requirements of the Code or any federal statute with respect to qualified employees' plans and trusts, and no such amendment shall be considered prejudicial to the rights of any Participant hereunder or of any Beneficiary, Alternate Payee or Employee. Further, it is understood that any provisions of this Plan as herein contained which are contrary to the requirements of the Code for a qualified tax exempt employees' plan and trust shall be deemed void and of no effect, without affecting the validity of other provisions hereof.


                                 ARTICLE XVII

                            PERMANENCY OF THE PLAN

     17.01 Right to Terminate Plan. Each Employer contemplates that the Plan shall be permanent and that it shall be able to make contributions to the Plan. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Sponsoring Company reserves the right to terminate the Plan and each Employer reserves the right to terminate the Plan as to such Employer.

     17.02 Merger or Consolidation of Plan and Trust. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).



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     17.03     Continuance  by  Successor  Company.    In  the  event  of  the
liquidation, dissolution, merger, consolidation or reorganization of an Employer, the successor company may adopt the Plan and Trust for the benefit of the Employees of such Employer. If such successor company does adopt the Plan and Trust, it shall, in all respects, be substituted for such Employer
under the  Plan and Trust.   Any such  substitution of  such successor company
shall constitute an assumption of Plan liabilities by such successor company, and such successor company shall have all of the powers, duties and
responsibilities  of  such  Employer under  the  Plan  and  Trust.    If  such
successor company does not adopt the Plan and Trust, the Plan and Trust shall be terminated with respect to such Employer in accordance with the provisions of the Plan and Trust Agreement.


                                ARTICLE XVIII

               DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION

     18.01 Suspension of Contributions. Should an Employer fail for any reason to make Company Contributions and/or Company Matching Contributions in any one (1) or more years, such failure shall not, of itself, terminate or discontinue this Plan and Trust as to the Employer and its Participants, nor shall the Employer incur any obligation to make up such Company Contributions and/or Company Matching Contributions in whole or in part.

     18.02 Discontinuance of Contributions. Whenever an Employer determines that it is impossible or inadvisable for it to make further Company Contributions and/or Company Matching Contributions, such Employer may, without terminating the Trust, permanently discontinue all further Company Contributions and/or Company Matching Contributions by such Employer. A certified copy of such Employer's resolution or other formal written instrument pursuant to Section 21.07 hereof, shall be delivered to the Committee and the Trustee. Thereafter, the Committee and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force, other than the provisions relating to Company Contributions and/or Company Matching Contributions by such Employer. Unless otherwise provided by such resolutions, the Trust shall remain in existence with respect to such Employer and all of the provisions of the Trust Agreement shall remain in force.

     18.03 Termination of Plan and Trust. If an Employer determines to terminate (as to such Employer) the Plan and Trust completely, they shall be terminated insofar as they are applicable to such Employer as of the date specified in certified copies of resolutions or other formal written instrument pursuant to Section 21.07 hereof, delivered to the Committee and the Trustee. Upon such termination of the Plan and Trust and before liquidation of the Trust, the Committee shall require a special valuation of the Trust, if the liquidation is not to occur as of a Valuation Date. After payment of all expenses and proportional adjustment of Accounts of Participants with respect to such Employer to reflect such expenses, Trust

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Fund  profits or losses, and  subject to the  limitations contained in Section
5.04 hereof, allocations of any previously unallocated funds to the date of termination, such Employer's Participants shall be entitled to receive the amount then credited to their respective Accounts in the Trust Fund in a lump-sum payment. If, in the opinion of the Committee, assets in the Trust Fund or certain of them may possibly not be readily salable (i) because of federal or state securities laws, or the rules and regulations thereunder, or
(ii) at  their fair  market value, the  Committee may direct  and the  Trustee
shall effect, a distribution of  such assets in kind.   If the entire  Plan is
terminating, upon completion of liquidation and distribution of the assets of the Trust to the Participants as provided for herein, the Trustee shall thereby complete the Trustee's duties, and the Trust shall terminate.

     18.04 Participant's Rights to Benefits upon Termination or Partial Termination of Plan or Complete Discontinuance of Contributions. Upon the
termination or partial termination (as determined by the Internal Revenue Service) of the Plan or the complete discontinuance of Company Contributions and Company Matching Contributions by an Employer, the rights of each such Employer's Employees who are then Participants (or, in the case of a partial termination, who are then Participants affected by the partial termination) and the rights of each other person to the amounts credited to his Accounts at such time shall be nonforfeitable without reference to any formal action on the part of such Employer, the Committee or the Trustee.


                                 ARTICLE XIX

                        EXCLUSIVE BENEFIT OF THE PLAN

     19.01 Limitation on Reversions. Except as otherwise provided in this Article XIX, it shall be impossible, at any time, for any part of the
Trust Fund, other than such part as is required to pay taxes and administration expenses or such part as may otherwise be permitted by law to be returned to the Employer, to be recoverable by an Employer, or to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, Beneficiaries and Alternate Payees.

     19.02 Unallocated Amounts upon Termination of Plan and Trust. In the event the Plan and Trust are terminated, any previously unallocated amounts maintained in the suspense account in accordance with the provisions of Section 5.04 hereof which cannot be allocated to Participants upon the termination of the Plan and Trust pursuant to Section 18.03 hereof because of the limitations contained in Sections 5.04 through 5.07 hereof, shall revert to the Employer or Employers employing the Participant at the time of such termination.

     19.03 Mistake of Fact or Disallowance of Deduction. If the Committee in good faith determines that (a) a Company Contribution or Company Matching Contribution or Elective Contribution, or all of them was made by reason of a mistake of fact, or (b) a Company Contribution or Company Matching Contribution or Elective Contribution, or all of them is conditioned on its being deductible under Code Section 404, but the Internal Revenue Service disallows such deduction, the Trustee shall, upon direction of the Committee, return the amount of the excess Company Contribution or Company Matching Contribution or Elective Contribution, or all of them to the contributing Employer. All payments of returned Company Contributions or Company Matching Contributions or Elective Contribution, or all of them under this Section shall be made within one (1) year from the date of the payment of such mistaken Company Contribution or Company Matching Contribution or Elective Contribution, or all of them or the disallowance by the Internal Revenue Service of the deduction, whichever is applicable. The amount of the excess Company Contribution or Company Matching Contribution or Elective Contribution, or all of them shall be the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or had the deduction not been disallowed. Earnings attributable to the excess Company Contribution or Company Matching Contribution or Elective Contribution, or all of them shall not be returned to the contributing Employer, but losses attributable thereto shall reduce the amount of such Company Contribution or Company Matching Contribution or Elective Contribution, or all of them to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken Company Contribution or Company Matching Contribution or Elective Contribution, or all of them would cause the balance of a Participant's Account to be reduced to an amount which is less than the balance which would have been in said Account had the mistaken amount not been contributed, then the amount to be returned to the Employer under this Section will be reduced so as to avoid any such reduction.

     19.04 Failure of Qualification of Plan and Trust. The initial establishment of the Plan and Trust by any Employer is contingent upon obtaining the approval of the Internal Revenue Service. In the event that the Internal Revenue Service fails initially to approve the Plan and Trust as to any Employer and the application for determination of the initial qualification of the Plan was made within the time prescribed by law for filing the Employer's Federal income tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe, the Trustee shall, after paying any expenses attributable to such initial establishment, return to such Employer any remaining Company Contribution or Company Matching Contribution made by such Employer. Such remaining Company Contribution or Company Matching Contribution shall be returned as promptly as practicable, but in no event later than one (1) year after the date of the final denial of qualification of the Plan as to such Employer, including the final resolution of any appeals before the Internal Revenue Service or the courts.

                                  ARTICLE XX

                             TOP HEAVY PLAN RULES

     20.01     Definitions.  As used in this Article XX:

          20.01(1) "Defined Benefit Plan" shall have the meaning set forth in Subsection 5.06(2) hereof.

          20.01(2) "Defined Contribution Plan" shall have the meaning set forth in Subsection 5.06(4) hereof.

          20.01(3) "Determination Date" shall mean with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year of any plan, the last day of such first Plan Year.

          20.01(4) "Key Employee" shall mean any person employed or formerly employed by any Employer or Affiliated Company (and the beneficiaries of any such person) who is, at any time during the Plan Year, or who was, during any one or more of the four (4) preceding Plan Years, any one or more of the following:

                    (a) An officer of an Employer or an Affiliated Company having Limitation Year Compensation for the applicable Plan Year greater than fifty percent (50%) of the maximum dollar limitation under Code Section 415(b)(l)(A) (as in effect for the calendar year in which the Determination Date for such Plan Year falls).

                    (b) One of the ten (10) persons employed by an Employer or an Affiliated Company having Limitation Year Compensation for the applicable Plan Year greater than the maximum dollar limitation under Code
Section 415(c)(1)(A) as in effect for the calendar year in which the Determination Date for such Plan Year falls, and owning (or considered as owning within the meaning of Code Section 318) both more than one-half of one percent (1/2 of 1%) interest and the largest interests in the Employer or an Affiliated Company. For purposes of this Subsection (b): (i) a person who has some ownership interest is considered to be one of the top ten (10) owners unless at least ten (10) other persons own a larger interest than that person, and (ii) if two (2) or more persons have the same ownership interest in the Employer or an Affiliated Company, the person having greater annual Limitation Year Compensation from all Employers and Affiliated Companies shall be treated as having the larger interest.

                    (c) Any person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of an Employer or an Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of such stock or more than five percent (5%) of the capital or profits interest of an Employer or an Affiliated Company which is not a corporation.

                    (d)  A person  who would  be described  in Subsection  (c)
above if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in said Subsection (c), and whose aggregate annual Limitation Year Compensation from all Employers and Affiliated Companies is more than One Hundred Fifty Thousand Dollars ($150,000).

                    (e) Notwithstanding any other provision in this Plan to the contrary, for purposes of determining ownership under this Subsection 20.01(4), the rules of Code Sections 414(b), (c) and (m) shall not apply in defining who is an Employer.

The determination of who is a Key Employee hereunder shall be made in accordance with the provisions of Code Section 416(i)(1) and the regulations thereunder.

          20.01(5) "Key Employee Participant" shall mean a Participant in this Plan who is a Key Employee.

          20.01(6) "Limitation Year Compensation" shall have the meaning set forth in Subsection 5.06(7) hereof but including amounts contributed by an Employer or Affiliated Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), except that if the Limitation Year and the Plan Year under the applicable plan are not the same, then for purposes of this
Article XX, "Plan Year" shall be substituted for "Limitation Year" every place it occurs in said Subsection 5.06(7).

          20.01(7) "Non-Key Employee" shall mean any person employed or formerly employed by any Employer or Affiliated Company, including the Beneficiaries of any such person, who is not a Key Employee.

          20.01(8) "Permissive Aggregation Group" shall mean the Required Aggregation Group, plus any other plan or plans of any Employer or Affiliated Company selected by the Sponsoring Company, provided that such selected plans, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          20.01(9) "Required Aggregation Group" shall mean the group of plans consisting of: (i) all tax qualified plans maintained by the Employers or Affiliated Companies in which at least one Key Employee participates, and
(ii) any other tax qualified plan maintained by the Employers or Affiliated Companies which enables a plan described in clause (i) above to meet the requirements of Code Sections 401(a)(4) or 410.

          20.01(10) "Valuation Date" shall mean: (i) in the case of a Defined Contribution Plan, the last day of the Plan Year for the appropriate plan, and (ii) in the case of a Defined Benefit Plan, the date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

          20.01(11) All of the definitions set forth in Article II hereof and not set forth herein shall have the same meaning in this Article.

     20.02     Determination of Top Heaviness.

          20.02(1) This Plan shall be a "Top Heavy Plan" with respect to any Plan Year if, as of the Determination Date for said Plan Year, any of the following conditions exists:

                    (a) The Top Heavy Ratio for this Plan exceeds sixty percent (60%), and this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group.

                    (b) This Plan is part of a Required Aggregation Group, but not part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%).

                    (c) This Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

          20.02(2) This Plan shall be a "Super Top Heavy Plan" if it would be a Top Heavy Plan under the provisions of Subsection 20.02(1) above if "ninety percent (90%)" were substituted for "sixty percent (60%)" everywhere sixty percent (60%) appears in said Subsection 20.02(1).

          20.02(3) The "Top Heavy Ratio" referred to in Subsection 20.02(1) above shall be determined as follows:

                    (a) If the Employers or Affiliated Companies maintain or have maintained one or more Defined Contribution Plans but have never maintained a Defined Benefit Plan which during the five (5) year period ending on the Determination Date(s) has covered or could cover a Participant in this Plan, the Top Heavy Ratio for this Plan alone or for the Required Aggregation Group or the Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the Defined Contribution Plans for all Key Employees as of the Determination Date (including any part of any such account balance distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances under the Defined Contribution Plans for all participants as of the Determination Date (including any part of any such account balance distributed in the five (5) year period ending on the Determination Date), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and the denominator of the Top Heavy Ratio shall be increased to reflect any contribution not actually made as of the appropriate Determination Date but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder. In determining the account balances which have been distributed in the five (5) year period ending on the Determination Date, distributions under a terminated plan shall be included, provided such terminated plan, if it had not been terminated, would have been included in a Required Aggregation Group.

                    (b) If the Employers or Affiliated Companies maintain one or more Defined Contribution Plans and maintain or have maintained one or more Defined Benefit Plans which during the five (5) year period ending on the Determination Date(s) have covered or could cover a Participant in this Plan, the Top Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plans for all Key Employees determined in accordance with Subsection 20.02(3)(a) above, and the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees, both calculated as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plans for all participants determined under Subsection 20.02(3)(a) above, and the present value of accrued benefits under the
Defined Benefit Plans for all participants, both calculated as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the five (5)- year period ending on the appropriate Determination Date. In determining the account balances or accrued benefits which have been distributed in the five
(5) year period ending on the Determination Date, distributions under a terminated plan shall be included, provided such terminated plan, if it had not been terminated would have been included in a Required Aggregation Group.

                    (c) For purposes of Subsections (a) and (b) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The present value of accrued benefits under Defined Benefit Plans shall be determined using the single accrual method used for all plans of the Employers and Affiliated Companies, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code
Section 411(b)(1)(C) as of said Valuation Date as if the person voluntarily terminated employment as of such Valuation Date. If any Participant was a Key Employee as set forth in Subsection 20.01(4) above for any prior Plan Year, but such Participant ceases to be a Key Employee for any Plan Year, such Participant's account balances and accrued benefits shall not be taken into account for purposes of determining whether or not this Plan is a Top Heavy Plan or a Super Top Heavy Plan as of the Determination Date of said Plan Year. Accounts and accrued benefits shall be calculated to include all amounts attributable to both contributions by an Employer or an Affiliated Company and contributions by persons employed by the Employer or Affiliated

Company, but shall exclude amounts attributable to voluntary deductible contributions by said persons. The calculation of the Top Heavy Ratios, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Code Section 416 and the regulations thereunder. When aggregating plans for purposes of a Permissive Aggregation Group or a Required Aggregation Group, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Notwithstanding the provisions of
Subsections (a) and (b) above, in determining the fractions referred to therein, there shall not be taken into account the accrued benefits or account balances of any person who has not performed services for any Employer or Affiliated Company maintaining any Defined Contribution Plan or Defined Benefit Plan referred to in such Subsections at any time during the five (5) year period ending on the Determination Date.

     20.03     Minimum Requirements.   Notwithstanding any other  provision of
this Plan to the contrary, if the Plan is a Top Heavy Plan for any Plan Year, then the following provisions shall apply:

          20.03(1) Vesting. Any Participant who is credited with an Hour of Service in the first Plan Year in which the Plan is a Top Heavy Plan, or in any subsequent Plan Year after such first Plan Year (whether or not the Plan is a Top Heavy Plan in such subsequent Plan Year) shall have his percentage of vested benefits owing upon a Termination of Employment determined in accordance with the foregoing terms of the Plan.

          20.03(2) Required Minimum Allocation of Company Contributions. Except as otherwise provided in this Article XX and notwithstanding any other provision of this Plan to the contrary, for any Plan Year in which the Plan is a Top Heavy Plan, the Company Contributions allocated on behalf of each Participant who is a Non-Key Employee shall not be less than the lesser of:
(i) three percent (3%) of such  Participant's Limitation Year Compensation, or
(ii) the largest percentage of Company Matching Contributions, Company Contributions, Forfeitures and Elective Contributions, if any, as a
percentage of the Key Employee Participant's Compensation, allocated on behalf of any Key Employee Participant for that Plan Year; provided, however, that the provisions of clause (ii) hereof shall not apply to any plan included in a Required Aggregation Group if such plan enables a Defined Benefit Plan included in such Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410. The minimum allocation provided for herein shall be determined without taking into account any Social Security contributions and shall be made without regard to any contrary provisions of the Plan regarding the allocation of Company Contributions and Forfeitures to affected Participants which might otherwise result in such Participant being entitled to no allocation or a lesser allocation due to the Participant's failure to complete one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, the Participant's failure to make mandatory employee contributions, or, in the case of a cash or deferred arrangement, elective contributions, or the Participant's failure to earn a stated amount of Compensation; provided, however, that such minimum allocation shall not be required to be made on behalf of any Participant who is not actively employed by an Employer on the last day of the applicable Plan Year. For purposes of this Section 20.03, all Defined Contribution Plans required to be included in a Required Aggregation Group shall be treated as one plan.

     20.04 Minimum Benefits for Employers or Affiliated Companies Maintaining Defined Benefit Plans. If any Participant who is a Non-Key Employee is also a participant under a Defined Benefit Plan maintained by an Employer or Affiliated Company which is also a Top Heavy Plan, then Subsection 20.03(2) shall not apply, and such Participant shall receive an allocation of Company Contributions and Forfeitures in an amount no less than five percent (5%) of such Participant's Compensation under the Plan for the applicable Plan Year. Such allocation shall be made without regard to the amount allocated under the Plan on behalf of any Key Employee Participant for such Plan Year. For purposes of this Section 20.04, all Defined Contribution Plans required to be included in a Required Aggregation Group shall be treated as one plan.

     20.05 Super Top Heavy Plans. If in any Plan Year in which the Plan is a Top Heavy Plan: (i) it is also a Super Top Heavy Plan, or (ii) it does not provide minimum benefits under Subsection 20.03(2) after substituting "four percent (4%)" for "three percent (3%)" contained in clause (i) of the first sentence of said Subsection, or (iii) if Section 20.04 hereof applies, it does not provide minimum benefits under said Section 20.04 after substituting "seven and one-half percent (7-1/2%)" for "five percent (5%)" contained in the first sentence of said Section, then, in any such event, for purposes of the definitions set forth in Subsections 5.07(3) and 5.07(5) hereof, the dollar limitations contained in Code Sections 415(e)(2)(B) and 415(e)(3)(B) shall be multiplied by 1.0 rather than 1.25. Notwithstanding the foregoing provisions of this Section 20.05, if the application of said provisions would cause any individual to exceed the combined limits of
Section 5.06  hereof, if  applicable, then  the requirements  of this  Section
20.05 shall be suspended as to such individual until such time as he no longer exceeds the limitations of said Section 5.06 as modified by this
Section 20.05, and during the period of such suspension, said individual shall receive no allocation of Company Contributions or Forfeitures, if any, and shall be entitled to make no voluntary employee contributions, if any, under this Plan or any other Defined Contribution Plan, maintained by an Employer or an Affiliated Company, and there shall be no accruals of benefits for such individual under any Defined Benefit Plan maintained by an Employer or an Affiliated Company.

                                 ARTICLE XXI

                         ESOP EXEMPT LOAN PROVISIONS

     21.01 Effect of Article. The following provisions of this Article XXI shall apply notwithstanding any other provisions of the Plan to the contrary, in the event the Trustee executes a Promissory Note for an exempt loan to the Trust as defined in the regulations under Section 4975(e)(7) of the Code.

     21.02 Definitions. For purposes of this Article XXI, the following terms shall have the following meanings:

          21.02(1) "Promissory Note" shall mean each purchase money obligation executed by the Trustee for the purpose of acquiring shares of Company Stock (i) from a "disqualified person" within the meaning of Code
Section 4975 or a "party in interest" within the meaning of Section 3(14) of ERISA or (ii) from any other person if the purchase money obligation payable to such other person is guaranteed by a "disqualified person" or a "party in interest." Shares of Company Stock acquired with each Promissory Note shall be held in separate Suspense Accounts. The terms of each Promissory Note and any security agreements executed by the Trustee in connection therewith shall be subject to the provisions set forth in the Trust Agreement.

          21.02(2) "Suspense Account" shall mean the record maintained by the Committee pursuant to Section 21.04 of shares of Company Stock which have been acquired by the Trustee with a Promissory Note and which have not been allocated to the Accounts of Participants.

     21.03     Company  Contributions.    Notwithstanding  the  provisions  of
Section 4.01 hereof, subject to the limitations contained in Section 404(a) of the Code including the carryover provisions thereof, each Employer shall make a Company Contribution for each Plan Year in which a Promissory Note is outstanding in an amount which shall not be less than the amount required to be paid under each Promissory Note for such Plan Year.

     21.04     Release of Shares from Suspense Accounts.

          21.04(1)  General.

                    (a) The Committee shall establish a separate Suspense Account for shares of Company Stock acquired with each Promissory Note. The earnings, including cash dividends paid on the allocated and unallocated shares of Company Stock acquired with indebtedness represented by a Promissory Note shall be accounted for separately from other assets of the Trust Fund and shall be used to pay interest and/or principal on the Promissory Note until the Promissory Note has been retired. For purposes of allocating to Participants' Company Contribution Accounts shares released





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from a Suspense Account  by reason of the payment of principal and/or interest with earnings on such Company Stock, such earnings shall be deemed to have been allocated first to Participants' Company Contribution Accounts pursuant to Section 6.04 and then charged to such Accounts in the manner provided in
Section 21.04(2).

                    (b) As of each Valuation Date there shall be released from the applicable Suspense Account for allocation to Participants' Company Contribution Accounts in the manner specified in Section 21.04(2) below a number of shares of Company Stock equal to the number of shares of Company Stock in such Suspense Account on such Valuation Date multiplied by a fraction, the numerator of which shall be the amount of principal and interest payments under the terms of the applicable Promissory Note made since the previous Valuation Date, and the denominator of which shall be the sum of (1) the numerator and (2) the remaining principal and interest to be paid under such Promissory Note for the current Plan Year and all future Plan Years, without regard to any possible extension or renewal periods of such Promissory Note. If the interest rate under a Promissory Note is variable, the calculation of the remaining interest to be paid in future Plan Years for the denominator of the fraction described above shall be based on the interest rate in effect under such Promissory Note on the Valuation Date with respect to which the fraction is applied. The interest of each Participant in Company Stock released from a Suspense Account shall be allocated to his Company Contribution Account in shares of such Company Stock.

          21.04(2)  Charges  and  Credits to  Company  Contribution  Accounts.
Each Participant's Company Contribution Account shall be charged with the Participant's share of any cash or property allocated to his Company Contribution Account which is used by the Trustee to release shares of Company Stock from the Suspense Account in the manner described in Section 21.04(1) above, and the shares of Company Stock so purchased or released shall be allocated to the Participant's Company Contribution Account to the extent that such Account has been so charged.

          21.04(3) Prohibited Allocations. No portion of the assets of the Plan attributable to Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue to or be allocated, directly or indirectly, under any plan of the Sponsoring Company (or any Affiliated
Company)  meeting  the  requirements  of  Code  Section  401(a),  during   the
"non-allocation period," for the benefit of: (i) any Participant who makes an election under Code Section 1042(a) with respect to Company Stock; or (ii) any individual who is related to such a Participant within the meaning of Code Section 267(b); or (iii) for the benefit of any other person who owns (after application of Code Section 318(a)) more than (x) 25% of any class of outstanding stock of the corporation which issued the Company Stock or of any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 409(l)(4)) as such corporation, or (y) 25% of the total value of outstanding stock of any such corporation. The "non-allocation period" shall be the period beginning on the date of the sale of the Company Stock and ending on the later of (i) the date which is 10



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






(ten) years after the sale of Company Stock; or (ii) the date of allocation attributable to the final payment under the Promissory Note incurred in connection with such sale. The Trustee may establish subaccounts that it deems necessary in order to comply with the provisions of this Section 21.04(3).

     21.05 Limitations on Annual Additions. Notwithstanding the provisions of Section 5.04, if no more than one-third (1/3) of the Company Contributions to the Plan for a Plan Year are allocated to accounts of Highly Compensated Employees, the following amounts shall be excluded in determining the Annual Addition of each Participant for such Plan Year: (i) Forfeitures of Company Stock acquired with the proceeds of a Promissory Note, (ii) Company Contributions to the Plan which are used to pay the interest on a Promissory Note and which are deductible under Code Section 404(a)(9)(B) and which are charged against the Participant's Company Contribution Account.

     21.06 Determination of Net Earnings and Adjustments in Value. For purposes of Section 6.04, the share of net income or net loss of the Trust Fund allocable to the Company Contribution Accounts of Participants shall not include any unrealized increase or decrease in the fair market value of Company Stock held in a Suspense Account.

     21.07 Voting of Company Stock. For all purposes of Section 14.06, the shares of Company Stock allocated to an active Participant's Company Contribution Account (not including inactive Participants) shall be treated as including a portion of the unallocated shares of Company Stock held in a Suspense Account; for this purpose the unallocated shares shall be considered allocated to active Participants' Company Contribution Accounts by assuming that all such unallocated shares of Company Stock had been allocated to active Participants in the Plan as of a date selected by the Committee, based upon such active Participants' comparative Company Stock account balances (i.e., Company Stock in an active Participant's Company Contribution Account as a percentage of all Company Stock in the Company Contribution Accounts of all active Participants).

     21.08 Tender Offer on Company Stock. With respect to unallocated shares of Company Stock, for purposes of Section 14.06, rights to tender in connection with an Offer shall be exercised at the discretion of the Participants by assuming that all such shares of Company Stock had been allocated to active Participants (not including former Participants) in the Plan as of a date selected by the Committee, based upon such Participants' comparative Company Stock account balances (i.e., Company Stock in an active Participant's Company Contribution Account as a percentage of all Company Stock in the Company Contribution Accounts of all active Participants), and by permitting the respective Participants to exercise tender rights as if such shares had been finally and completely allocated to such Participants' Accounts. Funds or property received in exchange for tendered stock constituting unallocated shares of Company Stock shall be credited to the Suspense Account.

     21.09 Forfeiture of Accounts. If a portion of a Participant's Company Contribution Account is forfeited, Company Stock allocated to such Account shall be forfeited only after all other assets in such Account. If interests in more than one class of Company Stock have been allocated to the Participant's Company Contribution Account, the Participant shall be treated as forfeiting the same proportion of each such class.

     21.10     Distribution of Benefits.

          21.10(1) Notwithstanding the provisions of Section 11.01 to the contrary, a distribution of a Participant's Accounts shall not include Company Stock allocated to an Account which was acquired with the proceeds of a Promissory Note until the end of the Plan Year in which any acquisition indebtedness related to such Company Stock is repaid in full, including any refinancings which are permitted to be treated as acquisition indebtedness in accordance with rules prescribed by the Secretary of the Treasury.

          21.10(2) If interests in more than one class of Company Stock have been allocated to the Participant's Company Contribution Account, each distribution to the Participant shall be made in substantially the same proportion of each such class.

     21.11     Further Conditions.   Except as  otherwise provided in  Section
12.03 and Section 22.08, shares of Company Stock acquired with a Promissory Note shall not be subject to any other put, call, or other option, or buy-sell or similar arrangement while held under the Plan or when distributed from the Plan to a Participant or Beneficiary, whether or not the Plan then constitutes an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code. In addition, the provisions of the preceding sentence and of Section 22.08 shall continue to apply to shares of Company Stock acquired with a Promissory Note after the Promissory Note has been satisfied and after the Plan ceases to constitute an "employee stock ownership plan" as described above.


                                 ARTICLE XXII

                                MISCELLANEOUS

     22.01 Effect of Bankruptcy and Other Contingencies Affecting an Employer. Neither the bankruptcy, receivership, insolvency, liquidation, dissolution, merger, consolidation or reorganization of an Employer, or any other eventuality affecting the Employer, shall terminate the Trust or render ineffectual this Plan or discharge any Employer from any liabilities to the Trust for which it shall already have become obligated, but the same shall continue in full force and effect as though such eventuality had not occurred; however, the Committee shall in such event be authorized hereby to make any and all rules and regulations not inconsistent with the purposes of the Plan as shall be necessary to deal with such change in the situation of the Plan and Trust.



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






     22.02     Benefits Payable  by Trust.    All benefits  payable under  the
Plan shall be paid or  provided for solely from the  Trust Fund.   No Employer
assumes any liability or responsibility therefor.

     22.03 Withholding. The Committee shall determine whether or not federal income tax withholding is required with respect to any distribution or withdrawal hereunder, shall direct the Trustee to withhold any amounts required by law to be withheld, and shall furnish the Trustee with any information required by Treasury regulations regarding withholding. Notwithstanding any other provision of this Plan to the contrary, all rights and benefits of a Participant, Beneficiary or Alternate Payee are subject to withholding of any tax required by law to be withheld.

     22.04 Interpretation of the Plan and Trust. It is the intention of the Employers that the Plan, and the Trust established by the Employers to implement the Plan, shall be an employee stock ownership plan and trust, with a cash or deferred arrangement feature and shall comply with the provisions of Code Sections 401, 409, 4975(e)(7) and 501 and the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention.

     22.05 Provisions Hereof for Sole Benefit of Parties Hereto and Participants. All of the covenants, stipulations and agreements contained in this Plan are and shall be for the sole and exclusive benefit of and binding upon the parties hereto, their successors and assigns, and the Participants and their Beneficiaries.

     22.06 Article and Section Headings. The titles or headings of the respective Articles and Sections in this Plan are inserted merely for convenience and shall be given no legal effect.

     22.07     Formal Action by Employer.   Any formal action herein permitted
or required to be taken by an Employer shall be:

          (a) if and when a partnership, by written instrument executed by one or more of its general partners or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one or more general partners as having authority to take such action;

          (b) if and when a proprietorship, by written instrument executed by the proprietor or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by the proprietor as having authority to take such action;

          (c) if and when a corporation, by resolution of its board of directors or other governing board, or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors or other governing board as having authority to take such action; or

          (d) if and when a joint venture, by written instrument executed by one of the joint venturers or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one of the joint venturers as having authority to take such action.

     22.08     Right to Require Repurchase of Shares of Company Stock.

          22.08(1) Subject to the following provisions of this Section 22.08, if at the time of distribution hereunder the shares of Company Stock distributed from the Trust Fund to a Participant or his Beneficiary with respect to a Plan Year are not publicly traded or are subject to a trading limitation (as hereafter defined), the former Participant or Beneficiary shall have an option (the "Put") to require the Sponsoring Company to purchase all shares of Company Stock distributed from the Trust Fund to the former Participant or Beneficiary for such Plan Year. For purposes of the preceding sentence, a "trading limitation" is a restriction under any federal or state securities law, or any regulation thereunder, or an agreement, which would make the shares of Company Stock not as freely tradable as shares of Company Stock not subject to such restriction.

          22.08(2) The Put may be exercised at any time during the Option Period (as hereinafter defined) by giving the Sponsoring Company written notice of the election to exercise the Put. The Option Price (as hereinafter defined) shall be payable in cash and/or in installments (as provided below) beginning not later than 30 days after the Sponsoring Company receives written notice of the election by the former Participant or Beneficiary to exercise the Put. The Put may be exercised by a former Participant or the Beneficiary only during the Option Period relating to a distribution of shares of Company Stock under Section 11.01 to the former Participant or Beneficiary.

          22.08(3)  The "Option  Period" shall  be the  sixty (60) day  period following the day on which a Participant or his Beneficiary receives a distribution of shares of Common Stock under Section 11.01; if the Put is not exercised within this first sixty (60) day period, it may be exercised during a second "Option Period" which shall be a sixty (60) day period beginning on the first day of the third month of the Plan Year which follows the Plan Year of distribution of such shares of Common Stock. Notwithstanding the foregoing, the Option Period shall be extended by the amount of time during which the Sponsoring Company is unable to honor the Put by reason of applicable federal or state law.

          22.08(4) The "Option Price" shall be the fair market value as determined pursuant to Treasury Regulations Section 54.4975-11(d)(5) of each share of Company Stock as determined by the Sponsoring Company as of the Valuation Date immediately preceding the date the Put is exercised, multiplied by the number of shares to be sold under the Put. Notwithstanding he provisions of this paragraph, the Option Price shall be determined on the date the Put is exercised if the transaction involves a "disqualified person" within the meaning of Code Section 4975.

          22.08(5) Payment of the Option Price for shares of Company Stock subject to the Put shall be made either in a lump sum or in installments as determined by the Sponsoring Company. In the event payments are made in installments, the installment obligation shall (1) be adequately secured as determined by the Sponsoring Company, (2) bear interest equal to the Sponsoring Company's long-term debt borrowing rate from its senior lenders or such other reasonable rate of interest as determined by the Sponsoring Company to be determined on a uniform and nondiscriminatory basis, but in no event shall such rate of interest be greater than the maximum non-usurious rate of interest permitted to be charged on such indebtedness under Texas law, (3) require that the payments be made in annual installments, (4) have a payment period of five (5) years from the date the Put is exercised, (5) require that any payments pursuant to the installment obligation must begin to be made no later than thirty (30) days after the date the Put is exercised, and (6) permit the Sponsoring Company to prepay the amount of any remaining installments without penalty.

          22.08(6) The Put granted to a former Participant or Beneficiary hereunder shall not be assignable, except that the former Participant's donees or, in the event of a Participant's death, his personal representative shall be entitled to exercise the Put during the Option Period for which it is applicable.

          22.08(7) The Committee shall notify each former Participant or Beneficiary who is eligible to exercise the Put of the fair market value of each share of Company Stock for the Valuation Date next following the date the Participant receives a distribution as soon as practicable following such determination.

          22.08(8) The Committee and the Sponsoring Company shall send all notices required under this Section to the last known address of a former Participant or Beneficiary, and it shall be the duty of such persons to inform the Committee of any changes in address.

          22.08(9) The Trustee in its discretion may, with the Sponsoring Company's consent, assume the Sponsoring Company's obligation under this Section at the time a former Participant or Beneficiary exercises the Put. If the Trustee does assume the Sponsoring Company's obligations, the foregoing provisions of this Section that apply to the Sponsoring Company shall also apply to the Trustee.

          22.08(10) The Put provided for in this Section shall also apply to shares of Company Stock that are publicly traded without restriction when distributed but which cease to be publicly traded or which become subject to a trading limitation during the Option Period. In such event, the Committee shall notify in writing each former Participant or Beneficiary to whom the Put becomes applicable that the shares of Company Stock held by the former

Participant or Beneficiary are subject to the Put for the remainder of such Option Period and shall inform the Participant or Beneficiary of the terms of the Put. If written notice is given pursuant to this Section later than ten days after the shares of Company Stock cease to be publicly traded or become subject to a trading limitation, the period during which the Put may be exercised shall be extended by the number of days between such tenth day and the date such notice is actually given.

     22.09     Restrictions on Transfer of Company Stock.

          22.09(1) Federal Securities Laws. If the Sponsoring Company does not register under the Securities Act of 1933 (the "1933 Act") any shares of Company Stock to be distributed to Participants or their Beneficiaries, such shares of Company Stock distributed under the Plan may be "restricted securities." Restricted securities may not be sold unless they are registered under the 1933 Act by the Sponsoring Company, or unless an exemption from registration is available. If the Sponsoring Company does not register shares of Company Stock for resale by Participants or their Beneficiaries, and if such persons desire to sell the shares of Company Stock distributed to them, they will be required to sell the shares of Company Stock in transactions exempt from registration under the 1933 Act. The Sponsoring Company will not permit shares of Company Stock to be transferred unless it is satisfied that any proposed transfer of Company Stock is exempt from the registration requirements of the 1933 Act.

          22.09(2) Other Restrictions. All transactions involving shares of Company Stock, including distributions, purchases and sales, shall be made only in compliance with applicable federal and state laws, regulations and rules. All such transactions shall also be subject to all restrictions and limitations imposed on all shares of Company Stock provided for in the Sponsoring Company's Articles of Incorporation and Bylaws as amended from time to time.

          22.09(3) Legends. The Sponsoring Company reserves the right to cause appropriate legends to be imprinted on the certificates representing shares of Company Stock distributed under this Plan to reflect all restrictions and limitations referred to in this Section 22.09.

          22.09(4) Notices. The Committee and the Sponsoring Company shall send all notices required with respect to shares of Company Stock to the last known address of each Participant or Beneficiary who is required to receive notices regarding such stock, and it shall be the duty of the Participant and Beneficiary to inform the Committee of any changes in address.

     22.10     APPLICABLE LAW.   THIS PLAN  SHALL BE  GOVERNED BY THE  LAWS OF
THE STATE OF TEXAS TO THE EXTENT NOT PREEMPTED BY APPLICABLE FEDERAL LAW.

     IN WITNESS WHEREOF, the Employers have caused this Plan to be executed by their duly authorized officers this ___________ day of ________, 1995.


                         SOUTHWESTERN PUBLIC SERVICE COMPANY


                         By:___________________________________________
                         Title:________________________________________


                         UTILITY ENGINEERING CORPORATION


                         By:___________________________________________
                         Title:________________________________________


                         QUIXX CORPORATION


                         By:___________________________________________
                         Title:________________________________________